                                                                Exhibit (b)(2)

___________________________________CONSORTIUM___________________________________

           --------------------------------------------------------
                               THE APPRAISAL OF
                    AN EXISTING 248-UNIT APARTMENT PROJECT
                   KNOWN AS COLONIAL VILLAGE AT RIVER HILLS
                           PHASE I APARTMENTS WHICH
                    ARE LOCATED ON THE SOUTH SIDE OF TEMPLE
                        TERRACE HIGHWAY, IN THE CITY OF
                                TEMPLE TERRACE,
                         HILLSBOROUGH COUNTY, FLORIDA.
           --------------------------------------------------------


                                 PREPARED FOR

                           COLONIAL PROPERTIES, INC.



                              DATE OF INSPECTION

                               JANUARY 22, 1998



                               DATE OF VALUATION

                               JANUARY 22, 1998



                                DATE OF REPORT

                               FEBRUARY 11, 1998

________________________________________________________________________________

___________________________________CONSORTIUM___________________________________


                               February 11, 1998


Colonial Properties, Inc.
2101 6th Avenue North, Suite 750
Birmingham, Alabama  35202-1687

Gentlemen:

At your request, our firm has inspected and appraised an existing 248-unit apartment project known as Phase I of Colonial Village At River Hills Apartments. The subject project is located on the south side of Temple Terrace Highway, in the City of Temple Terrace, in Hillsborough County, Florida.

The objective of this appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels, under market conditions prevailing on January 22, 1998.

The market value estimate as contained herein is contingent upon the following conditions:

1. The subject project opened April 1987 and is currently 89.5% occupied. Therefore, the Appraiser was unable to inspect the interior of the occupied units within the subject development. This report is subject to verification of the unit mix as set out herein by survey.

2. A certified survey of the subject project verifying the site dimensions, area calculations, building locations, building area calculations and the legal description as set out in this appraisal.

3. The Appraiser has visually inspected the subject project and has found it to be in generally good overall condition. The Appraiser has not reviewed subsoil, structural, mechanical or other engineering reports as to the current condition of the subject project. Such reports should be obtained.

Based upon the Appraiser's visual inspections, and discussions with project management, several items of deferred maintenance were noted. These items of deferred maintenance included:

   1.  The building exteriors need to be repainted.

   2.  Approximately 92 stairwells need to be replaced.

   3. The parking lots and circulation drives need to be repaired and re-sealed.

______Mailing Address: Post Office Drawer 2129, Winter Park, Florida 32790______
       (407) 647-0800                                 Fax # (407) 645-2301

Colonial Properties
February 11, 1998
Page 2

     The cost to cure these items of deferred maintenance has been estimated at approximately $315,000 based upon a review of cost estimates provided by project management.

4. The subject property has been valued as if unaffected by legal limitations upon its operation.

By virtue of the Appraiser's inspection, investigation and analyses, it is the opinion of the Appraiser that the estimated market value of the fee simple interest in Phase I of the subject Colonial Village At River Hills Apartments, as described herein, as of January 22, 1998, equaled:

              EIGHTY MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS

                                 ($8,450,000)

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions in value that favors the cause of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The Appraisal Institute, The Uniform Standards of Professional Appraisal Practice, and the requirements of the state of Florida for state-certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted and completed by Charles B. Byrd. The report was reviewed by Philip F. Wood, MAI, and this review process consisted of: "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

Colonial Properties
February 11, 1998
Page 3

As of the date of this report, Philip F. Wood has completed the requirements of the continuing education program of the Appraisal Institute. No one provided significant professional assistance to the persons signing this report. We do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached, COMPLETE SELF-CONTAINED APPRAISAL REPORT for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: THE INFORMATION CONTAINED IN THIS REPORT IS COPYRIGHTED. THE WILLFUL UNAUTHORIZED USE OF ANY CONTENTS OF THIS REPORT CONSTITUTES COPYRIGHT INFRINGEMENT WHICH COULD SUBJECT THE INFRINGER TO CIVIL DAMAGES AND CRIMINAL PENALTIES PURSUANT TO (S)(S)504 AND 506 OF THE FEDERAL COPYRIGHT REVISION ACT OF
                                               ------------------------------
1976.  THE FLORIDA REAL ESTATE LICENSE LAW (CHAPTER 475-PART II, FLORIDA
                                                                 =======
STATUTES DEFINES AN APPRAISAL, AN APPRAISAL SERVICE, AN APPRAISAL ASSIGNMENT AND
========
AN ANALYSIS ASSIGNMENT. BE ADVISED THAT THIS REPORT FALLS WITHIN THESE DEFINITIONS ONLY IF PROPERLY EXECUTED HEREIN. PROPER EXECUTION INCLUDES AN ORIGINAL BLUE-INK SIGNATURE BY THE APPRAISER OVERLAID BY A RAISED SEAL. ANY DEVIATION FROM THIS MEANS THAT THE REPORT IS COPYRIGHT INFRINGED, UNAUTHORIZED AND DOES NOT REPRESENT SERVICES PROVIDED BY THE APPRAISERS OR THE FIRM.

Respectfully submitted,

    CONSORTIUM APPRAISAL, INC.               CONSORTIUM APPRAISAL, INC.

    /s/ Philip F. Wood                       /s/ Charles B. Byrd
    Reviewed By:
    Philip F. Wood, MAI, SRPA                Charles B. Byrd
    President (Corporate Seal)               Staff Appraiser
    State-Certified General Real             State-Certified General Real
    Estate Appraiser                         Estate Appraiser
    Florida License No. 0000777              Florida License No. 0000908

-----------------------------------------------------------------------------

                               TABLE OF CONTENTS

-----------------------------------------------------------------------------

PURPOSE, SCOPE AND FUNCTION..............................................   1

LOCATION.................................................................   2

LEGAL DESCRIPTION........................................................   3

AREA DESCRIPTION.........................................................   5

NEIGHBORHOOD DESCRIPTION.................................................  17

SITE DESCRIPTION.........................................................  19

IMPROVEMENTS DESCRIPTION.................................................  30

ZONING AND LAND USE......................................................  41

REAL ESTATE ASSESSMENT AND TAXES.........................................  43

FIVE-YEAR SALES HISTORY..................................................  44

HIGHEST AND BEST USE.....................................................  46

VALUATION................................................................  54

CORRELATION.............................................................. 112

DEFINITION OF MARKET VALUE............................................... 114

DEFINITION OF HIGHEST AND BEST USE....................................... 114

LIMITING CONDITIONS AND ASSUMPTIONS...................................... 115

EXHIBITS................................................................. 120

--------------------------------------------------------------------------------

                          PURPOSE, SCOPE AND FUNCTION

--------------------------------------------------------------------------------

The subject property consists of a 248-unit multifamily rental apartment development which is known as Colonial Village At River Hills Phase I apartments. The subject property is located along the south side of Temple Terrace Highway, just east of the Hillsborough River, in Temple Terrace, Florida.

The purpose of this appraisal was to estimate the market value of the fee simple interest in the subject real estate, including chattels, under market conditions prevailing on January 22, 1998.

The scope of the appraisal assignment included a physical inspection of the subject site and improvements; a review of site and building plans for the subject property; discussions with county planning, zoning and tax officials regarding the current zoning, future land use designation and real estate assessments applicable to the development; a review of the preceding five-year sales history of the subject property; an analysis of the Tampa area; an analysis of the subject neighborhood and market area relative to past and present development trends and current market conditions; a search for past sales and current listings involving similar sites and improved properties; an analysis of rental rates and terms for similar improved properties located in the subject's general market area; an analysis of operating expenses relative to similar properties in the subject's general market area; and an analysis of the subject property's historic operations. In developing value estimates for the subject property, the Appraiser has employed all three of the traditional valuation methods, which include the Cost, Income and Market Comparison Approaches.

The function of this appraisal is to provide a basis for the decision making process of the client.

                              -----------------
                                 LOCATION MAP
                              -----------------

                          [LOCATION MAP APPEARS HERE]

--------------------------------------------------------------------------------

                                   LOCATION

--------------------------------------------------------------------------------

The subject property is located on the south side of Temple Terrace Highway, just east of the Hillsborough River, in the city of Temple Terrace, Hillsborough County, Florida.

The subject property reflects a current street address of 6900 Aruba Avenue, Temple Terrace, Florida, 33637.

                          [LOCATION MAP APPEARS HERE]

                   [DER CONSERVATION AREA MAP APPEARS HERE]

--------------------------------------------------------------------------------

                               LEGAL DESCRIPTION

--------------------------------------------------------------------------------


PHASE I
-------

Commence at the Northeast corner of the Southwest 1/4 of Section 23, Township 28 South, Range 19 East, Hillsborough County, Florida; thence South 00 degrees 27'23"East 54.78 feet along the East line of said Southwest 1/4 of Section 23 to a Point on a curve on the southerly right-of-way line of Temple Terrace Highway for a Point of Beginning; thence continue South 00 degrees 27'23" East 1,261,78 feet along said East line of the Southwest 1/4 of Section 23; thence leaving said East line run North 82 degrees 06'57" West 87.83 feet to a point on a curve concaved Southeasterly and having a radius of 900.93 feet; thence from a chord bearing of North 09 degrees 07'03" East run Northerly 38.78 feet along the arc of said curb through a central angle of 02 degrees 27'59" to a point of a reverse curve concave Westerly and having a radius of 388.10 feet; thence Northerly 37.56 feet along the arc of said curve through a central angle of 05 degrees 32'40" to a point on said curve; thence leaving said curve from a chord bearing of North 07 degrees 34"42"East run South 89 degrees 32'37" West 77.49 feet; thence North 00 degrees 19'46" East 110.00 feet to a point on a curve concave Southeasterly and having a radius of 470.03 feet; thence from a chord bearing of South 74 degrees 8'55" West run Southwesterly 141.31 feet along the arc of said curve through a central angle of 17 degrees 13'33" to the point of reverse curve concave Northerly and having a radius of 230.00 feet; thence Westerly 152.10 feet along the arc of said curve through a central angle of 37 degrees 53'21" to a point on said curve; thence from a tangent bearing of North 76 degrees 34'30" West run North 74 degrees 37'43" West 114.08 feet; thence South 84 degrees 01'05" West 80.00 feet to a point on the Department of Environmental Regulation Jurisdictional line; thence along said Department of Environmental Regulation Jurisdictional line through the following courses and distances: thence North 05 degrees 36'55" West 114.74 feet; thence North 05 degrees 36'55" East 118.94 feet; thence North 16 degrees 19'25" West 153.29 feet; thence North 27 degrees 10'01" East 175.30 feet; thence South 81 degrees 58'37" East 172.59 feet; thence North 64 degrees 8'28" East 86.26 feet; thence North 84 degrees 48'14" East 119.00 feet; thence North 02 degrees 55'22" East
60.43 feet; thence North 54 degrees 26'59" East 146.93 feet; thence North 01 degrees 07'26" East 50.05 feet; thence South 77 degrees 43'27" West 101.63 feet; thence South 21 degrees 32'09" West 69.81 feet; thence South 69 degrees 16'22" West 64.97 feet; thence North 74 degrees 21'59" West 120.07 feet; thence North 82 degrees 14'02" West 157.46 feet; thence South 58 degrees 41'32" West 80.03 feet; thence South 26 degrees 34'34" West 212.67 feet; thence North 61 degrees 12'45" West 135.40 feet; thence North 60 degrees 38'03" West 83.54 feet; thence North 01 degrees 40'17" West 58.60 feet; thence North 27 degrees 16'23" West
66.16 feet; thence North 29 degrees 06'59" West 48.87 feet; thence North 02 degrees 16'44" East 17.00 feet; thence South 51 degrees 39'50" West 62.73 feet; thence South 50 degrees 10'02" West 31.41 feet; thence South 39 degrees 50'57" West 53.89 feet; thence North 30 degrees 00'43" West 41.06 feet; thence North 11 degrees 19'35" West 27.22 feet; thence North 04 degrees 56'45" West 10.00 feet; thence North 55 degrees 46'37" East 70.86 feet; thence North 67 degrees 38'07" East 36.33 feet; thence North 00 degrees 23'39" West 55.06 feet; thence North 07 degrees 40'26" West 25.04 feet; thence North 62 degrees 06'33" East 14.23 feet; thence North 35 degrees 20'49" West 45.50 feet; thence North 13 degrees 01'34" West 33.14 feet; thence North 06 degrees 50'37" East 49.46 feet; thence North 10 degrees 01'03" West 43.04 feet; thence North 08 degrees 41'22" West 17.20 feet to aforesaid southerly right-of-way line of Temple Terrace Highway; thence leaving the Department of Environmental Regulation Jurisdictional line run North 86 degrees 40'21" East 701.57 feet along said Southerly right-of-way line to a point of curvature of a curve concave Southerly and having a radius of 11,409.16 feet; thence Easterly 327.80 feet along the arc of said curve through a central angle of 01 degrees 38'46" to the Point of Beginning.

Subject to easements and restrictions of record.

CONTAINING THEREIN 18.9000 ACRES.

Commence at the Northwest corner of the East  1/2 of the Southwest  1/4 of
Section 23, Township 28 South, Range 19 East, Hillsborough County, Florida; thence North 87 degrees 26'20" East 152.48 feet along the North line of the Southwest 1/4 of said Section 23; thence South 02 degrees 33'40" East 65.72 feet to a point on the Southerly right-of-way line

--------------------------------------------------------------------------------


run along said Department of Environmental Jurisdictional line through the following courses and distances: thence South 08 degrees 41'122" East 17.20 feet thence South 10 degrees 01'03" East 43.04 feet; thence South 06 degrees 50'37" West 49.46 feet thence South 13 degrees 1'34" East 33.14 feet; thence South 35 degrees 20'49" East 45.50 feet; thence South 62 degrees 06'33" West 14.23 feet; thence South 07 degrees 40'26" East 25.04 feet; thence South 00 degrees 23'30" East 55.06 feet; thence South 67 degrees 38'07" West 36.33 feet; thence South 55 degrees 46'37" West 70.86 feet; thence South 04 degrees 56'45" East 10.00 feet; thence South 11 degrees 19'35" East 27.22 feet; thence South 30 degrees 00'43" East 41.06 feet; thence North 39 degrees 50'57" 53.89 feet; thence North 50 degrees 10'02" East 31.41 feet; thence North 51 degrees 39'39" East 62.73 feet; thence South 02 degrees 16'44" West 17.00 feet; thence South 29 degrees 06'59" East 48.87 feet; thence South 27 degrees 16'23" seconds East 66.16 feet; thence South 01 degrees 40'17" East 58.60 feet; thence South 60 degrees 38'03" East
83.54 feet; thence South 61 degrees 12'49" East 135.40 feet; thence North 26 degrees 34'34" East 212.67 feet; thence North 58 degrees 41'32" East 80.03 feet; thence South 82 degrees 14'02" East 157.46 feet; thence South 74 degrees 21'59" East 120.07 feet; thence North 69 degrees 16'22" East 64.97 feet; thence North 21 degrees 32'09" East 69.81 feet; thence North 77 degrees 43'27" East 101.63 feet; thence South 01 degrees 07'26" West 50.05 feet; thence South 54 degrees 26'55" West 146.93 feet; thence South 02 degrees 55'22" West 60.43 feet; thence South 84 degrees 48 minutes 14 seconds West 119.00 feet; thence South 64 degrees 28'28" West 86.26 feet; thence North 81 degrees 58'37" West 172.59 feet; thence South 27 degrees 10'01" East 175.30 feet; thence South 16 degrees 19'25" East
153.29 feet; thence South 05 degrees 36'55" West 118.94 feet; thence South 05 degrees 58'55" East 114.74 feet; thence South 79 degrees 00'01" West 144.70 feet; thence South 13 degrees 13'51" East 71.08 feet; thence South 49 degrees 28'02" West 44.73 feet; thence South 17 degrees 13'44" West 98.48 feet; thence South 84 degrees 19'20" West 129.34 feet; thence South 21 degrees 35'31" West
94.42 feet; thence South 00 degrees 51'01" East 181.91 feet; thence South 42 degrees 22'50" East 35.50 feet; thence South 13 degrees 33'22" East 125.15 feet; thence South 02 degrees 56'09" East 149.34 feet; thence South 21 degrees 54'56" East 64.42 feet; thence South 14 degrees 00'41 West 104.92' feet; hence South 41 degrees 20'29" East 106.23 feet; thence South 62 degrees 42'16" East 57.20 feet; thence South 40 degrees 04'20" West 61.59 feet; thence South 86 degrees 26'49" West 95.27 feet; thence leaving said Department of Environmental Regulation Jurisdictional line run North 30 degrees 47'28" West 95.28 feet thence North 88 degrees 53'08" West 292.97 feet to a point on the West line of the East 1/2 of the Southwest 1/4 of said Section 23; thence North 00 degrees 27'10" West 489.20 feet along said West line of the East 1/2 to a point near the waters edge of the Hillsborough River; thence leaving said West line of the East 1/2 run along the waters edge of said Hillsborough River through the following courses and distances: thence North 37 degrees 53'41" East 44.38 feet; thence North 64 degrees 23'41" East 70.00 feet; thence North 22 degrees 23'41" East 25.00 feet; thence North 03 degrees 16'19" West 57.50 feet; thence North 14 degrees 28'41" East 97.50 feet; thence North 01 degrees 06'19" East 200.00 feet; thence North 20 degrees 49'06" West 61.91 feet; thence North 04 degrees 03'50" West 46.68 feet; thence North 06 degrees 10'22" West 60.26 feet; thence North 00 degrees 08'59" West 69.00 feet; thence South 04 degrees 51'58" West 76.00 feet; thence South 38 degrees 19'40" West 48.31 feet; to aforesaid West line of the East 1/2 of Section 23; thence leaving the waters edge of the Hillsborough River, run North 00 degree 27'10" West 60.73 feet along said West line of the East 1/2 of
Section 23 to a point near the waters edge of the Hillsborough River thence leaving said West line of the East 1/2 run along the waters edge of said Hillsborough River through the following courses and distances; thence North 33 degrees 23'05" East 51.73 feet; thence North 71 degrees 39'20" East 54.99 feet; thence North 56 degrees 24'29" East 73.88 feet; thence North 57 degrees 00'48" East 47.77 feet; thence North 30 degrees 20'11" East 111.81 feet; thence North 27 degrees 01'32" East 57.42 feet; thence North 01 degrees 17'07" East 74.06 feet; thence North 06 degrees 36'58" West 105.66 feet; thence North 07 degrees 00'14" East 69.06 feet; thence North 35 degrees 28'33" West 57.46 feet; thence North 11 degrees 37'42" West 42.04 feet; thence North 04 degrees 49'36" East
89.11 feet; thence North 08 degrees 12'58" West 59.58 feet; thence North 02 degrees 08'40" East 84.60 feet; thence North 5 degrees 44'29" West 62.42 feet; thence North 30 degrees 47'45" West 51.94 feet to the Point of Beginning.

Subject to easements and restrictions of record.

Containing therein 17.64 acres.

                              [MAP APPEARS HERE]

--------------------------------------------------------------------------------

                               AREA DESCRIPTION

--------------------------------------------------------------------------------

The City of Tampa is located in west central Hillsborough County along the west central Gulf Coast of the State of Florida. Hillsborough County is situated on one of the finest protected harbors in the world with the county encompassing 1,072.5 square miles of land area and 24.2 square miles of inland water area. The land elevation in Hillsborough County ranges from sea level to 179 feet above sea level. The City of Tampa's corporate limits cover 109.9 square miles within Hillsborough County. The City of Tampa is bordered on the south and west by the upper and old Tampa Bays, and is divided by the Hillsborough River, which originates northeast of the city. Tampa is the largest city within the Hillsborough area and serves as the county seat for Hillsborough County. Due to the City of Tampa's excellent location, it enjoys a climate free from many of the extremes found in other parts of the country. The temperature ranges about 22 degrees, from a January mean of 60 degrees to an August mean of 82 degrees. Summer afternoons will reach into the 90's with evenings in the 70's, with winter temperatures in Tampa occasionally dropping to the 30's at night and climbing back into the 50's and 60's during the afternoon. Tampa's southern and western contours border on saltwater bays which serves as a source of cooling breezes in the summer and tempering influence in the winter months.

Tampa serves as a transportation hub within the west central Florida area and is accessible via numerous major interstate and U.S. Highway facilities. These roadways include Interstate 275, Interstate 75, Interstate 4 and U.S. 41. Interstate 275 has its point of origination south of Tampa at U.S. Highway 41 and proceeds northerly and easterly through St. Petersburg and the central portion of Tampa to its point of termination at Interstate 75, north of the Tampa Metropolitan Area. Interstate 75 is a major north-south interstate facility serving the State of Florida. Interstate 75 has its point of origination in the south Florida area and runs westerly and northerly through the State of Florida and northerly through the United States to its point of termination in the State of Michigan, at the U.S./Canada border. Interstate 4 is a north-south interstate facility which runs diagonally through the central Florida area from its point of origination in the Tampa area to its point of termination at Daytona Beach. U.S. Highway 41 is a two-way, two to four-laned, asphalt paved roadway which has its point of origination within the Miami, Florida area and runs westerly and northerly along the western coast of the State of Florida, through Tampa, to its point of termination at the Florida/Georgia border.

During the past 15 year period, Hillsborough County has reflected a steady upward trend in population growth whereas the City of Tampa has remained basically stable in population, reflecting an overall minor decrease in population. During 1976 the population of Hillsborough County equaled 622,391 persons. In 1980 the population of the County equaled 646,960 persons, reflecting an increase of 3.95% over the period between 1976 and 1980. The 1994 population of Hillsborough County equaled 864,608 persons

--------------------------------------------------------------------------------

which reflected a total increase from the 1980 year of 33.64% or 2.4% per year. The 1995 population of Hillsborough County equaled 892,000 persons, which reflected a total increase of 37.9% or 2.5% per year since 1980. The population of the City of Tampa equaled 281,015 in 1976. Between 1976 and 1980 the population of the city decreased 3.35% to a 1980 estimate of 271,598 persons. By 1989 the population of the city had recovered and reflected an estimated population of 288,565 persons, an increase of 6.25% over the 1980 population estimate. However, between 1989 and 1991 the population of the City of Tampa once again declined, to an estimated 1991 population of 279,794. This reflected a decrease of 3.04% during this two-year period. The net population change during the period between 1976 and 1991 equaled a negative .44% within the City of Tampa. In 1992 this trend reversed itself, with the City reflecting a small
 .73% population increase between 1991 and 1992. In 1994 the City reflected an estimated population of 280,587 persons, an increase of .28% over the 1991 population estimate and in 1995 the City reflected an estimated population of 286,000, an increase of 2.22% over the 1991 population estimate.

Please refer to the chart set out below for a summary of population statistics dealing with the City of Tampa and Hillsborough County during the years of 1981 through 1995.

     ---------------------------------------------------------------------
                    YEAR                COUNTY               TAMPA
     ---------------------------------------------------------------------
                    1981               663,485             271,751
     ---------------------------------------------------------------------
                    1982               682,628             273,775
     ---------------------------------------------------------------------
                    1983               699,810             275,882
     ---------------------------------------------------------------------
                    1984               726,390             274,751
     ---------------------------------------------------------------------
                    1985               746,611             276,444
     ---------------------------------------------------------------------
                    1986               779,278             278,366
     ---------------------------------------------------------------------
                    1987               807,449             284,391
     ---------------------------------------------------------------------
                    1988               825,871             286,832
     ---------------------------------------------------------------------
                    1989               842,031             288,565
     ---------------------------------------------------------------------
                    1990               834,054             280,015
     ---------------------------------------------------------------------
                    1991               843,203             279,794
     ---------------------------------------------------------------------
                    1992               853,990             281,837
     ---------------------------------------------------------------------
                    1994               864,608             280,587
     ---------------------------------------------------------------------
                    1995               892,000             286,000
     ---------------------------------------------------------------------

AREA DESCRIPTION: (CON'T)
------------------------------------------------------------------------------

Population projections for the Tampa MSA and Hillsborough County have been set out as follows:

      -----------------------------------------------------------
               YEAR            MSA          HILLSBOROUGH
      -----------------------------------------------------------
               2000          2,370,000            967,168
      -----------------------------------------------------------
               2005          2,540,000          1,029,999
      -----------------------------------------------------------
               2010          2,700,000          1,090,044
      -----------------------------------------------------------

The Tampa area serves as a diversified business center with the First Florida Tower, Landmark Center and Barnett Plaza being among the dominant skyline structures within the city and reflecting the large number of banks, savings and loans associations, insurance companies and brokerage firms that have located within the community. Numerous companies have selected the Tampa area for their home or regional headquarters with these companies ranging from Citicorp to Winn Dixie, Xerox and Zurn Industries. All together, more than 15,000,000 square feet of office space is occupied today.

More than 1,400 wholesale distribution firms operate from the Tampa area utilizing the excellent land, sea and air transportation systems situated within the area. The intra- and interstate highways serving the area provide for easy over the road access in all directions while the Port of Tampa, one of the ten largest in the nation, offers access to the sea lanes of the world. The Seaboard System Railroad was actually born in Tampa. The Tampa International Airport is "the nation's finest", according to many, including Esquire and Fortune Magazine. The Tampa community is undergoing an effort to internationalize, and as international trade increases in importance within the area, so will Tampa as an important international trade area. Tampa's industrial base consists of more than 800 manufacturers with most of the companies engaged in light manufacturing, and with no firm dominating the labor scene by employing more than 2% of the work force. A list of some of the more significant companies with plants in Tampa includes Honeywell, Continental Can, Reynolds Aluminum, Chloride, Anheiser-Busch and United Technologies. Additionally, the Jim Walter conglomerate, Florida Steel Corporation and American Ship are headquartered in Tampa with GTE Data Services and IBM having their regional headquarters here. The Tampa area continues to aggressively seek out new industry to enhance this sector of the economy. Major companies which relocated to, or expanded within, Tampa in 1995/1996 include American Express Travel Related Services, American Portable Telecom, Beneficial Corporation, Black and Decker, Brassie Golf, Carter Belcant and Atkinson, Capital One, CCCI Fingerhut, Charter Network, Chase Manhattan Bank, Citicorp, Intermedia Communications, LabCare, Lea International, McDill Air Force Base, Market Lynk, Metropolitan Life Insurance, Netware Plus, Nutmeg Mills, Optimized Control Ltd., PrimeCo Communication, Professional Business Interiors, Promus Hotel Corporation, Riverside Paper, Techmatics, TeleTech, U.S. Filter, U.S. Postal Service - Remote Encoding Center, and Wilamette Industries, Inc. Hillsborough County, within which Tampa is located, is the 41st largest agricultural

--------------------------------------------------------------------------------

county in the United States and ranks 4th in Florida in net income produced by farms. The agribusiness sector includes major investments in citrus, cattle, fruits and vegetables as well as tropical fish, ornamental plants and flowers.

The climate is a primary factor in attracting visitors to Hillsborough County all year round with a wide variety of entertainment centers being located within the area. Area attractions include Busch Gardens, the state's second largest tourist attraction, and Ybor City, (the Latin quarter). The Tampa area reflects all of the amenities that Florida visitors are seeking including first class accommodations, excellent air and highway transportation systems, a wide range of restaurants, professional and parimutuel sports and numerous recreational facilities. With its central location, Tampa is within a one to two hour drive to Orlando (located northeast), and is 15 to 30 minutes to the sandy coastal beaches to the west.

As indicated previously in this area description, the Tampa Bay Area reflects a relatively well diversified economic base. The employment distribution within the Tampa area exhibits a relatively high proportion of retail trade and service sector employment reflecting the influence of tourism in the area. Other sectors, particularly manufacturing, have increased in recent years and should continue to increase significantly. The largest employment sector within the Tampa area is the services category which provides 35.4% of the area's total employment. The wholesale/retail trade category reflects 24.5% of Tampa's total employment, with government providing 14.2% of the area's total employment. The manufacturing and the finance, insurance and real estate sectors are the next largest within the Tampa economic base, with each sector reflecting 8.0% and 7.7% of the area's total employment, respectively.

Please refer to the chart set out below for a summary of the Tampa Bay area's 1995 non-agricultural employment distribution.

     ------------------------------------------------------------------
              DISTRIBUTION OF NON-AGRICULTURAL EMPLOYMENT
                                         ------------------------------
                                         PERCENTAGE OF TOTAL EMPLOYMENT
     Services                                              35.4%
     ------------------------------------------------------------------
     Wholesale/Retail Trade                                24.5%
     ------------------------------------------------------------------
     Government                                            14.2%
     ------------------------------------------------------------------
     Manufacturing                                          8.0%
     ------------------------------------------------------------------
     Finance, Insurance, Real Estate                        7.7%
     ------------------------------------------------------------------
     Construction                                           4.6%
     ------------------------------------------------------------------
     Transportation, Public Utilities                       5.6%
     ------------------------------------------------------------------
     TOTAL                                                100.0%
     ------------------------------------------------------------------

--------------------------------------------------------------------------------

During the period between 1982 and 1993 employment within the Tampa and Hillsborough areas has reflected generally steady positive upward trends. In 1982, the county had a civilian labor force of 338,000 persons with a total employment of 311,400 persons, reflecting an unemployment rate of 7.9%. In 1986, the county wide civilian labor force equaled 417,600 persons with the total employment equaling 393,900 persons, and an unemployment rate of 5.7%. In 1991, the countywide civilian labor force had increased to 467,011, and total employment equaled 438,908, reflecting an unemployment rate of 6.0%. In 1993, the countywide civilian labor force equaled 465,142, with total employment equaling 435,166. The 1993 average unemployment rate equaled 6.4%. In 1994, the countywide civilian labor force equaled 487,826, total employment equaled 461,483 and the unemployment rate equaled 5.40%, and in 1995 the countywide civilian labor force equaled 1,090,200, total employment equaled 1,042,600, and the unemployment rate equaled 4.4%. Due to the Tampa Bay vicinity's vital and growing economy the area has reflected good income levels. The median household income level currently approximates $35,000 as compared to the 1982 median household income estimate of $23,212 per household.

The good income level currently indicated within the area is even more significant when the relatively low cost of living within the area is considered. Hillsborough County reflects a relatively low cost of living not only within the State of Florida but as compared to other major metropolitan areas throughout the United States. A chart providing a comparison of price level indexes between major Florida Metropolitan Areas has been set out on the following page.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                           FLORIDA PRICE LEVEL INDEX


     ---------------------------------------------------------------------------------
     COUNTY-                                        1992            1991         1990
     Principal City
     ---------------------------------------------------------------------------------
     DADE                                         106.66          107.98       105.06
     Miami
     ---------------------------------------------------------------------------------
     BROWARD                                      104.73          105.99       107.76
     Ft. Lauderdale
     ---------------------------------------------------------------------------------
     PALM BEACH                                   102.94          103.84       102.35
     West Palm Beach
     ---------------------------------------------------------------------------------
     SARASOTA                                     101.90           99.93       102.60
     Sarasota
     ---------------------------------------------------------------------------------
     ORANGE                                       101.35           98.90        98.58
     Orlando
     ---------------------------------------------------------------------------------
     PINELLAS                                     101.16           98.84       101.84
     St. Petersburg/Clearwater
     ---------------------------------------------------------------------------------
     HILLSBOROUGH                                 100.19           99.51       100.67
     Tampa
     ---------------------------------------------------------------------------------
     DUVAL                                         97.43           95.81        97.42
     Jacksonville
     ---------------------------------------------------------------------------------
     LEON                                          96.55           98.10        98.17
     Tallahassee
     ---------------------------------------------------------------------------------
     PASCO                                         95.84           93.90        94.79
     Dade City
     ---------------------------------------------------------------------------------
     POLK                                          93.00           93.30        92.63
     Lakeland
     ---------------------------------------------------------------------------------

     *List contains major counties only.
      County Price Level Index is county position relative to the state average = 100
    ----------------------------------------------------------------------------

--------------------------------------------------------------------------------

Thus, the explanation of why the area has enjoyed favorable growth trends within the past is that its cost of living is relatively low, while both regionally and nationally it ranks high in many other important indicators of economic strength. Major employers within Tampa and the Hillsborough County area have been set out as follows:

     ---------------------------------------------------------
     HILLSBOROUGH COUNTY SCHOOL SYSTEM                  21,800
     ---------------------------------------------------------
     GTE Florida                                         9,100
     ---------------------------------------------------------
     HILLSBOROUGH COUNTY GOVERNMENT                      8,860
     ---------------------------------------------------------
     TAMPA INTERNATIONAL AIRPORT                         6,040
     ---------------------------------------------------------
     UNIVERSITY OF SOUTH FLORIDA                         5,020
     ---------------------------------------------------------
     CITY OF TAMPA                                       4,600
     ---------------------------------------------------------
     MACDILL AIR FORCE BASE                              4,380
     ---------------------------------------------------------
     Publix                                              4,060
     ---------------------------------------------------------
     TAMPA GENERAL HOSPITAL                              3,800
     ---------------------------------------------------------
     Kash n' Karry Food Stores, Inc.                     3,290
     ---------------------------------------------------------
     ST. JOSEPH'S HOSPITALS                              3,220
     ---------------------------------------------------------
     GTE Data Services                                   3,200
     ---------------------------------------------------------
     U.S. POSTAL SERVICES, TAMPA DIVISION                3,100
     ---------------------------------------------------------
     Tampa Electric Company                              3,000
     ---------------------------------------------------------
     VETERAN'S ADMINISTRATION HOSPITAL                   2,700
     ---------------------------------------------------------
     Chase Manhattan Bank                                2,100
     ---------------------------------------------------------
     The Tribune Company                                 2,100
     ---------------------------------------------------------
     IBM/Advantis                                        2,000
     ---------------------------------------------------------
     Barnett Bank of Tampa                               2,000
     ---------------------------------------------------------
     Columbia Brandon Regional Medical Center            1,580
     ---------------------------------------------------------
     Group Technologies Corporation                      1,500
     ---------------------------------------------------------
     Time Customer Service, Inc.                         1,500
     ---------------------------------------------------------
     USAA Insurance                                      1,400
     ---------------------------------------------------------
     AmSouth Bank of Florida                             1,220
     ---------------------------------------------------------
     Citicorp                                            1,200
     ---------------------------------------------------------

-------------------------------------------------------------------

     ---------------------------------------------------------
     NationsBank of Florida                              1,140
     ---------------------------------------------------------
     Metropolitan Life Insurance                         1,100
     ---------------------------------------------------------
     Price Waterhouse                                      940
     ---------------------------------------------------------
     Beneficial Corporation                                875
     ---------------------------------------------------------
     CCCI/Fingerhut Companies, Inc.                        850
     ---------------------------------------------------------
     Nutmeg Mills                                          830
     ---------------------------------------------------------
     SunTrust Bank, Tampa Bay                              765
     ---------------------------------------------------------
     Salomon Brothers                                      700
     ---------------------------------------------------------
     Rooms to Go                                           700
     ---------------------------------------------------------
     TeleTech                                              700
     ---------------------------------------------------------
     Humana Health Care Plans                              650
     ---------------------------------------------------------
     HealthPlan Services                                   620
     ---------------------------------------------------------
     United Healthcare Corp.                               600
     ---------------------------------------------------------
     Lykes Bros., Inc.                                     600
     ---------------------------------------------------------
     Singleton Seafood Co.                                 600
     ---------------------------------------------------------
     HavaTampa, Inc.                                       600
     ---------------------------------------------------------

Note: A representative sampling; bold denotes public sector employers.
Source: Committee of One Hundred, 5/96 phone survey.


During the recent past, the Tampa Metropolitan Area has experienced the completion of several major projects which could have significant economic impacts on the area. A chart summarizing the major projects completed in 1995/1996 has been provided on the following page.

AREA DESCRIPTION: (CONT'D.)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
             PROJECT NAME                       DESCRIPTION           COST (MILLIONS)
--------------------------------------------------------------------------------------
Garrison Seaport Center                 Entertainment Retail/                   $300
                                        Cruise Ship Terminal
--------------------------------------------------------------------------------------
Brandon TownCenter                      Regional Mall                            200
--------------------------------------------------------------------------------------
Walden Woods Business Center            Industrial Commercial Center             160
--------------------------------------------------------------------------------------
Renaissance Park                        Office and Warehouse                     150
--------------------------------------------------------------------------------------
The Crescent Tower/March Corp.          Mixed-Use                                123
--------------------------------------------------------------------------------------
The Towers                              Office/Hotel Complex                     120
--------------------------------------------------------------------------------------
Great Mall of Tampa                     Value-Oriented Mall                      114
--------------------------------------------------------------------------------------
Tampa International Airport             Airside 'A' Terminal                     110
--------------------------------------------------------------------------------------
Ice Palace/Tampa Bay Lightning          Sports Arena                             110
--------------------------------------------------------------------------------------
Shopping Mall/The Taubman Co.           Shopping Mall                            100
--------------------------------------------------------------------------------------
Florida Aquarium                        Recreation/Education                      84
--------------------------------------------------------------------------------------
Central Florida Pipelines/GATX          Office Buildings/Pipeline                 80
--------------------------------------------------------------------------------------
Federal Courthouse                      Courthouse Complex                        58
--------------------------------------------------------------------------------------
Transportation Center/HARTline          Transportation Center                     45
--------------------------------------------------------------------------------------
Vandenberg Airport                      Airport Facility                          40
--------------------------------------------------------------------------------------
Garrison Seaport Center Amphitheater    Theater                                   40
--------------------------------------------------------------------------------------
James Hardie Building                   Manufacturing                             40
--------------------------------------------------------------------------------------
Tampa International Airport             Long-Term Parking, Expansion              40
--------------------------------------------------------------------------------------
Museum of Science and Industry          Expansion                                 36
--------------------------------------------------------------------------------------
University Mall                         Shopping Center/Renovation                35
--------------------------------------------------------------------------------------

A brief description of several of these major Tampa Bay Area projects has been provided as follows:

GARRISON SEAPORT CENTER - Garrison Seaport Center is an entertainment complex
-----------------------
that will center around the Tampa Bay cruise facilities. Two major anchors will include the Florida Aquarium and the Deuteron Entertainment Complex and Amphitheater. Additionally, retail/restaurant operations and specialty attractions will serve as a major economic catalyst for downtown Tampa.

THE FLORIDA AQUARIUM - Workers broke ground on the $94 million aquarium in 1994.
--------------------
More than one million people have visited the aquarium since opening in March 1995.

A DOWNTOWN PARK - This $4 million project involved tearing down Curtis Hixon
---------------
Convention Center and replacing it with a five to six-acre urban park along the Hillsborough River. The project was completed in March 1995.

AREA DESCRIPTION: (CONT'D.)
--------------------------------------------------------------------------------


BRANDON TOWNCENTER - JMB and The Edward J. DeBartolo Corp. have completed a 1.1
------------------
million square foot regional mall on the southeast corner of Interstate 75 and State Road 60 in Brandon. Four major department stores anchor the mall, which opened February 1995.

THE ICE PALACE - The Tampa Bay Lightning arena is located in downtown Tampa near
--------------
Garrison Channel covering about seven acres for a building with 20,000 seats. The facility opened in October of 1996 and cost $160 million.

FEDERAL COURTHOUSE - A new, larger federal courthouse is being built in downtown
------------------
Tampa. The General Service Administrator (GSA) is using a combination of three blocks for the new $58 million complex. The GSA anticipates the building to be ready for occupancy by the 1/st/ quarter of 1998. The new building will be 240,000 square feet, nearly four times the size of the existing courthouse.

GREAT MALL OF TAMPA BAY - The Great Mall of Tampa Bay will be on Highway 301 and
-----------------------
the Crosstown Expressway. The Washington-based developer, with Canadian Imperial Bank of Commerce, is developing the one million square foot mall on the 106-acre site.

The Tampa area is served by residential support facilities that meet most recreational, medical, educational and religious needs. The Tampa area contains numerous cultural opportunities as well as a diversification of seasonal recreational activities. The Tampa area's cultural facilities are currently in an expansion stage with a performing arts center and with several museums having opened over the last several years. The Tampa Museum features rotating art and humanity shows in addition to classes, lectures, films and special events. The Tampa Museum of Science and Industry contains permanent and rotating exhibits of scientific, agricultural, technological and industrial displays. The Florida Orchestra performs ten concerts during its annual November to April season with the orchestra being conducted by Erwin Hoffman and being joined by guest artists from all over the nation and the world. Additional numerous smaller art galleries, theaters and dance groups present performance and exhibitions throughout the year.

Sports and recreational opportunities within the Tampa area offer a varied and wide range of leisure time activities. The Tampa area offers a wide range of golf courses with a complete variety of layouts to challenge everyone from Pro to beginner, with excellent tennis facilities being open day and night. The Tampa Bay area's location on the Gulf and its numerous bays, rivers and lakes makes the area an outdoors man's paradise with numerous fishing opportunities, sailing, skiing, swimming, pleasure boating and wind surfing being among available activities within the Tampa area. Tampa contains several professional sports teams which include the Tampa Bay Buccaneers, the Tampa Bay Lightning, and spring training with the Cincinnati Reds, the Philadelphia Phillies, the St. Louis Cardinals and the New York Yankees. During respective seasons, parimutuel betting is available with Jai Alai, thoroughbred and greyhound racing. Special sporting events are scheduled throughout the year, including internationally recognized sailing races, professional golfing championships and ice skating performances.

AREA DESCRIPTION: (CONT'D.)
--------------------------------------------------------------------------------


Additional recreational activities and facilities within the Tampa area include Busch Gardens/The Dark Continent which is a three hundred acre theme park featuring 3,000 animals roaming the African Belt, thrill rides, entertainment and shows. Adventure Island is a 22-acre water experience which features a 34-foot high mountain with 5 giant water slides and a pool which produces 5 foot waves. The Florida Aquarium opened in 1995 and is a three-story, 152,000-square foot facility located in downtown Tampa's Garrison Channel District. This aquarium facility holds one million gallons of fresh and salt water exhibits featuring Florida's wetlands, coral reefs, and over 4,300 Florida animals and plant specimens. Additional recreational facilities include: Plant Hall which was originally the Tampa Bay Hotel that is considered the finest example of moorish architecture in the western hemisphere; and Ybor Square which is a complex of 3 brick buildings that were constructed in 1886 as the Ybor Cigar Factory, and today houses dozens of shops offering imports, specialty items, antiques and collectibles.

The Tampa area offers many fine facilities for conventions, meetings and trade shows. The Curtis Hixon Convention Center, located in downtown Tampa on the River, provides a seating capacity of 8,000 with a 64,000 square foot exhibition hall. This 106,000 square foot facility has six meeting rooms, a press room, TV studio, dressing rooms and parking for over 500 cars. The Florida State Fair in Expo Park is located 7 miles east of downtown Tampa on 276 acres and contains 88,000 square feet of space with 45 foot high ceilings, all unobstructed by columns.

The Tampa area is served by an excellent school system which includes 158 public schools incorporated within the Hillsborough County School District and 112 private schools. The Hillsborough County School System is the 12th largest in the United States and the 3rd largest in Florida. The public school system also has special schools for exceptional children, including classes for the deaf, blind, crippled, learning disabled and gifted. The Hillsborough County Public School System as a whole, ranks above the national and Florida average levels of achievement on scholastic aptitude tests with comprehensive basic skills test scores being above the national level for all grades. The area has a strong vocational/technical school system which works closely with the business community and provides training at the semi- professional and technical levels for all occupations. In addition to the public schools, semi-private and parochial schools have been established within Hillsborough County and offer many types of education from the finest college preparatory programs to strict religious schooling.

Four major colleges and universities are located in Hillsborough County, including the University of South Florida, the University of Tampa, Hillsborough Community College and Tampa College. The schools offer undergraduate degrees in more than 100 academic areas and advanced degrees in many fields, including medicine and engineering.

The greater Tampa area has become the medical center for the State of Florida and a major medical center for the Southeastern United States. Hillsborough County human medical resources include more than 2,450 physicians, recognizing 50 specialties; 459 licensed dentists, and a well staffed nurses registry.

AREA DESCRIPTION: (CONT'D.)
--------------------------------------------------------------------------------


There are 21 major general, specialty and military hospitals in Hillsborough County with a combined total of more than 4,000 beds. Special medical services available at Tampa's hospitals include a radiation clinic, cobalt treatment, artificial kidney machines, burn and cardiovascular units. Numerous medical laboratories in the Tampa area offer a wide variety of capabilities with a crippled children's hospital, a nuclear magnetic resonance scanner and other medically oriented research support facilities being available.

In summary, the Tampa and Hillsborough County area continues to reflect a vital and growing population and economy which have reflected positive upward trends within the recent past. The area reflects a relatively well diversified economic base which should provide for a stable economic future for the area within upcoming years.

                        [NEIGHBORHOOD MAP APPEARS HERE]

--------------------------------------------------------------------------------

                           NEIGHBORHOOD DESCRIPTION

--------------------------------------------------------------------------------

The subject property is located in the northeast quadrant of the Tampa metropolitan area, along the east boundary of the incorporated limits of the community of Temple Terrace. The subject neighborhood is primarily residential in character. Access to the neighborhood is via Temple Terrace Highway which is also known as Busch Boulevard west of 56th Street. The subject property is situated approximately 4.5 miles east of Interstate 275 and approximately 2 miles west of U.S. 301 and the Interstate 75. U.S. 92 is located approximately
2.5 miles south of the subject and is the closest access route to Interstate 4 via 56th Street.

The Busch Gardens entertainment complex is located 2.5 miles west of the subject on the north side of Busch Boulevard and the campus of the University of South Florida is situated 2.5 miles northeast of the subject property along the north side of Fowler Avenue. Florida College has its athletic facilities immediately north and northeast of the subject, while the educational buildings and other facilities which comprise this private school are located immediately west of the Hillsborough River on the north side of Temple Terrace Highway. The Temple Terrace Golf and Country Club wanders through the established residential areas in the east central portion of the community of Temple Terrace along the west and northwest sides of the Hillsborough River. Temple Terrace is primarily a residential community which covers several square miles of land area. Most of the City of Temple Terrace is built up with residential and some commercial properties, and it appears that future growth will be to the east of Temple Terrace, since it is not as highly developed and is becoming more accessible with new highway construction such as Interstate 75.

Shopping for the subject neighborhood is located approximately one mile west of the subject site along Busch Boulevard. Located at the intersection of Busch Boulevard and 50th Street is a shopping center which houses a Kash 'N Karry grocery store, a Byrons department store, a Scotty's, a Pet Mart and several other small shops and services. Also located on Busch Boulevard just east of the previously described plaza is a K-Mart shopping center containing a K-Mart and a Pharmor Drug store. This shopping center is located near the intersection of 56th Street and Busch Boulevard. Also located near this intersection along both Busch Boulevard and 56th Street are a wide variety of neighborhood strip centers and free-standing commercial and retail facilities, including gas stations and convenience stores, banks, restaurants and other commercial properties. Located in the northeast quadrant of the intersection of 56th Street and Busch Boulevard is the Temple Terrace Shoppes shopping center which is anchored by a Winn-Dixie grocery store and a Walgreen's. Located in the southeastern quadrant of the intersection of 56th Street and Busch Boulevard is the Terrace Plaza shopping center which is anchored by a Publix

NEIGHBORHOOD DESCRIPTION: (CONT'D.)
--------------------------------------------------------------------------------

grocery store and an Eckerd's drug along with various other shops and services. Additional retail shopping serving the subject neighborhood includes the Point Plaza Shopping Center, which is anchored by a Kash 'N Karry food store and a Rite Aid Pharmacy. This shopping center is located to the east of the subject property at the intersection of Temple Terrace Parkway and Davis Road.

The properties bordering the subject on the east side include modest single family residential properties in the Temple Park Subdivision, while the area fronting on the south side of Temple Terrace Highway includes a small commercial property and the Central Park East apartment complex. Properties located northeast across the highway include the athletic facilities of Florida College, as well as a lumber yard and plant nursery. The land lying directly north of the subject, across the Temple Terrace Highway, is undeveloped, while the property located west of the Hillsborough River includes the golf course and the more up-scale residential properties in the Temple Terrace Estates subdivision. The property to the south of the subject is improved with Phases II and III of the Riverchase Apartments development. The land south of that consists of wooded acreage down to the point where the Hillsborough River meets the residential development.

In summary, the subject property is situated on the easterly boundary of an established residential area and on the westerly boundary of a mixed residential and commercial area which is experiencing new growth in both residential and commercial properties. The subject property is considered to be easily accessible and close to commercial facilities and primary road networks, as well as primary employment centers in northeast Tampa. The character of this neighborhood is considered to be above average and the future projections for growth of this area appear to be good.

--------------------------------------------------------------------------------

                               SITE DESCRIPTION

--------------------------------------------------------------------------------

The subject property is located on the south side of Temple Terrace Highway in Temple Terrace, Hillsborough County, Florida. The subject site is the northerly portion of an original 73-acre tract and has approximately 1,172 feet of frontage on the south side of Temple Terrace Highway. The site runs south and west to the Hillsborough River and overflow wetland areas adjoining the river. The most easterly boundary is approximately 1,265 feet, and the overall width of the parcel is approximately 1,325 feet. The property has frontage on the river and most of the westerly portion of the site is classified as conservation area.

The total area of the site is 36.54 acres which does not include any of the area designated as being in the Hillsborough River. Only 18.9 acres of the subject site is considered to be usable net acreage for apartment development. This portion of the site is above the Department of Environmental Regulation (DER) line, which delineates the boundary of the environmentally sensitive wetland areas. According to FEMA Flood Insurance Rate Maps, the easterly portion of the site, where the apartment development is located, is not classified as a flood hazard area. The remainder of the site is designated as flood hazard. The highest elevations on the subject site are along the easterly boundary with a gradual decrease in elevation running westerly toward the wetland areas and the Hillsborough River.

The site dimensions and area calculations as utilized herein were taken from a survey prepared by KAS and Associates, Inc. in February of 1986.

Temple Terrace Highway is a two lane, asphalt paved state highway with a concrete sidewalk along the north side. Public utilities available to the site include water service along Temple Terrace Highway and sewer service at the southeasterly corner of the subject site. A sewer lift/pumping station was required to connect into the county sewer system. The water and sewer systems are county owned and operated, but capacity was made available through the City of Temple Terrace for the subject property.

According to the survey, the east boundary of the subject site is bordered by a 25 foot wide drainage easement, but this is not considered to have any adverse effect on the desirability of the subject property. Since the subject property is designated as the first phase of the Riverchase development, along with the Phase II parcel to the south, access to the southerly parcel required creation of an ingress/egress easement which covers approximately 2.09 acres. Its location runs from the central portion of the subject site's highway frontage, thence southeast to the easterly boundary where it runs in a southerly direction. Most of the land area along the westerly perimeter of the buildable area was designated for drainage retention ponds. The subject site has been improved with a 248-unit multifamily apartment project which contains 31 two-story buildings, a clubhouse and recreation facilities. The project has a density of 13.12 units per net useable acre.

--------------------------------------------------------------------------------

The subject site has been improved with a 248-unit multifamily apartment project which contains 31 two-story buildings, a clubhouse and recreation facilities. The project has a density of 13.12 units per net useable acre.

In summary, the subject site has some very attractive physical characteristics, because of the natural terrain and the close proximity to the river, which makes it desirable for a residential apartment development.

Please refer to the following pages for a survey, site plan, county map and photographs of the subject property and the surrounding neighborhood.

                                   --------
                                    Survey
                                   --------

                   [DER CONSERVATION AREA MAP APPEARS HERE]

                           -------------------------
                              Proposed Site Plan
                           -------------------------

                       [PROPOSED SITE PLAN APPEARS HERE]

                     [RIVERCHASE PHASE 2 MAP APPEARS HERE]

                              [MAP APPEARS HERE]

                             [PHOTO APPEARS HERE]

            VIEW SOUTHERLY FROM TEMPLE TERRACE HIGHWAY SHOWING THE
                            SUBJECT ENTRANCE DRIVE


                             [PHOTO APPEARS HERE]

                  VIEW WESTERLY ALONG TEMPLE TERRACE HIGHWAY.

                             [PHOTO APPEARS HERE]

                  VIEW EASTERLY ALONG TEMPLE TERRACE HIGHWAY.


                             [PHOTO APPEARS HERE]

                  VIEW SOUTHERLY FROM TEMPLE TERRACE HIGHWAY
                        SHOWING THE HILLSBOROUGH RIVER

                             [PHOTO APPEARS HERE]

                   VIEW NORTHERLY FROM THE SUBJECT PROPERTY
                        ACROSS TEMPLE TERRACE HIGHWAY.


                             [PHOTO APPEARS HERE]

                    VIEW EASTERLY OF THE PROPERTY ADJOINING
                       THE SUBJECT PROPERTY TO THE EAST

                             [PHOTO APPEARS HERE]

                      VIEW SOUTHWESTERLY OF THE PROPERTY
                      ADJOINING THE SUBJECT TO THE EAST.

                             [PHOTO APPEARS HERE]

                      INTERIOR VIEW OF THE SUBJECT SITE.]

                             [PHOTO APPEARS HERE]

               VIEW NORTHERLY ALONG A PORTION OF THE SUBJECT SITE
                 ADJOINING THE HILLSBOROUGH RIVER FLOOD PLAIN.


                             [PHOTO APPEARS HERE]

                 VIEW SOUTHWESTERLY OF THE PHASE II DEVELOPMENT
                   LOCATED IMMEDIATELY SOUTH OF THE SUBJECT.

--------------------------------------------------------------------------------

                           IMPROVEMENTS DESCRIPTION

--------------------------------------------------------------------------------

The subject property was developed in 1987 with a 248-unit rental apartment complex. The subject property is known as Phase I of Colonial Village At River Hills Apartments. The subject property (Phase I) is part of a larger 3-phased apartment complex that contains a total of 776 units. The subject Phase I contains 31 two-story buildings, and has been developed in a series of 31 building pads which reflect a 4-unit footprint. The subject has 124 first floor units and 124 second floor units. Access to the second floor units is provided by open stairways located at each corner of the subject buildings. The density for the subject property reflects approximately 13.12 units per acre based on 248-units on 18.9 net acres.

The individual apartment types, the number of each unit type and the unit sizes have been summarized as follows:

     -------------------------------------------------------------------
          UNIT TYPE                # OF UNITS            UNIT SIZE
     -------------------------------------------------------------------
     -------------------------------------------------------------------
       1BR / 1BA                   128 Units              734 SF
     -------------------------------------------------------------------
       2BR / 2BA                   120 Units              977 SF
     -------------------------------------------------------------------

Other improvements to the subject site include asphalt paved driveways and parking areas with concrete parking bumpers, as well as sidewalks leading from the parking areas to the building entry ways. The overall parking ratio is approximately 1.6 to 1.7 spaces per residential unit. This parking ratio appears adequate recognizing the subject unit mix. The subject property is designed with a very extensive storm water retention system which runs along the boundary of the DER land. These soil filtration systems keep the environmentally sensitive areas from being endangered by storm water run off. These retention ponds or canals provide a very attractive amenity to the site, and the subject buildings are situated or oriented to provide the maximum views to the residential units.

The subject property contains a full range of recreational amenities and tenant service facilities including a clubhouse/rental office which contains a kitchen, a bar, a game room, an exercise room, restrooms, a club room and a leasing office. Other recreational facilities include two racquetball courts, a swimming pool and a tennis court.

It should be noted that while the above described recreational and tenant service facilities are located within the subject Phase I development, these facilities also serve Phase II of the Colonial Village At River Hills development.

The Appraiser has not been provided with full building plans or specifications for the subject property. Based upon a visual inspection of the subject improvements, a review of the Hillsborough County Public Records relating to the subject, and the partial plans provided to the Appraiser, the basic construction features of the subject improvements have been described as follows.

IMPROVEMENTS DESCRIPTION:  (CONT'D.)
--------------------------------------------------------------------------------

Construction features include typical perimeter foundations which consist of concrete continuous spread footings. The foundation slab consists of a poured concrete slab reinforced with woven wire mesh over visqueen and compacted, termite treated soil.

Typical exterior walls reflect wood stud framing. The exterior finish of the buildings consist of painted stucco. Party walls are constructed of wood stud framing with batt insulation. Both sides of the interior walls are sheathed with wallboard.

The roof system for the subject apartment buildings consists of pre-engineered wood trusses with wood sheathing and insulation. The roof coverings consist of concrete roof tiles. The first floor of the subject buildings reflects a concrete floor system with the second story floor system consisting of wood decking over a wood truss floor support structure.

Access to the second floor units is provided by open exterior stairs. Each building is served by four flights of open exterior stairs. The subject stairwells reflect steel risers with light weight concrete steps and metal railings.

The windows within the subject buildings are aluminum single hung and unit doors are of hollow core metal construction. All of the units within the subject property feature a sliding glass door which opens onto an open patio or balcony.

Each of the subject units feature painted interior walls, carpeted floors within the living room and bedrooms and vinyl tile floor coverings in the kitchen, laundry and bathrooms. The subject units reflect a ceramic tile entry. The individual units have a range/oven with fan hood, a refrigerator, stainless steel sink, dishwasher, disposal and central heating/air conditioning. Each unit has a paddle fan in the living room and each unit features a walk-in closet. Window coverings include mini-blinds in each window and vertical blinds in the sliding glass doors which access each unit's patio/balcony.

The subject property appears to have been adequately maintained and appears to be in good overall condition. Based upon the visual inspection of the subject improvements, as well as discussions with project management, several items of deferred maintenance were noted. These items of deferred maintenance include:

     1.   The building exteriors need to be repainted.

     2.   Approximately 92 stairwells need to be replaced.

     3. The parking lots and circulation drives need to be repaired and re-sealed.

The subject property was constructed in 1987 and reflects an actual age of approximately 10.5 years. Based upon the condition of the subject improvements, it was our opinion that the effective age of the improvements would equal approximately 10.0 years following the immediate correction of deferred maintenance items.

Reference is made to the following pages of this report for reproductions of the subject site plan and unit floor plans, as well as photographs of the subject improvements.

                   [APARTMENT ELEVATIONS PLAN APPEARS HERE]

                              [PLAN APPEARS HERE]

                   [CLUBHOUSE ELEVATIONS PLAN APPEARS HERE]

                      [CLUBHOUSE FLOOR PLAN APPEARS HERE]

            [PHOTO OF VIEW SOUTHWESTERLY OF THE SUBJECT PROPERTY'S
                   CLUBHOUSE AND RENTAL OFFICE APPEARS HERE]


            [PHOTO OF VIEW NORTHWESTERLY OF THE SUBJECT CLUBHOUSE,
                      POOL AND TENNIS COURT APPEARS HERE]

     [PHOTO OF VIEW NORTHWESTERLY OF THE SUBJECT'S POOL AREA APPEARS HERE]


        [PHOTO OF VIEW SOUTHERLY OF TYPICAL BUILDINGS AND ASPHALT PAVED PARKING AND CIRCULATION DRIVES WITHIN THE SUBJECT PROPERTY APPEARS HERE]

  [PHOTO OF VIEW OF A TYPICAL BUILDING AT THE SUBJECT PROPERTY APPEARS HERE]


  [PHOTO OF VIEW OF A TYPICAL BUILDING AT THE SUBJECT PROPERTY APPEARS HERE]

  [PHOTO OF VIEW OF A TYPICAL BUILDING AT THE SUBJECT PROPERTY APPEARS HERE]

                   [PHOTO OF INTERIOR VIEW OF A TYPICAL UNIT
                   WITHIN THE SUBJECT PROPERTY APPEARS HERE]

                   [PHOTO OF INTERIOR VIEW OF A TYPICAL UNIT
                   WITHIN THE SUBJECT PROPERTY APPEARS HERE]


                   [PHOTO OF INTERIOR VIEW OF A TYPICAL UNIT
                   WITHIN THE SUBJECT PROPERTY APPEARS HERE]

--------------------------------------------------------------------------------

                              ZONING AND LAND USE

--------------------------------------------------------------------------------


According to the City of Temple Terrace Community Development Office, the subject property is currently zoned R-MFA, Alternate Multiply Family Residential District.

The purpose and principal permitted uses for this zoning classification have been set out as follows:

PURPOSE:
-------

The purpose of the R-MFA Alternate Multifamily Residential zoning district shall be to designate and establish areas within the City of Temple Terrace which are deemed to be uniquely appropriate for the development and maintenance of multifamily residential housing properly served by adequate community facilities, recreational amenities and commercial service areas and to provide additional flexibility in the development of said areas beyond that which is currently available in the R-MF, Multifamily Residential zoning district; to designate those uses and services deemed appropriate and proper for location and development within said zoning district; and to establish such development standards and provisions as are appropriate to ensure a proper and desirable multifamily residential environment.

PRINCIPAL PERMITTED USES:
------------------------

1)  Multifamily dwellings.

2)  Publicly owned or operated buildings.

3)  Public utility stations or structures.

4)  College or university.

5)  Church, synagogue or place of worship, church school.

6)  Nursery school or kindergarten.

7)  School, private or parochial.

8)  Townhouses.

--------------------------------------------------------------------------------

9) Recreational use facilities for youth or adults, operated by a non-profit organization and open to the public.

10) Hotel or motel.

11) Hotel/restaurant complex or motel/restaurant complex, subject to the following limitations and restrictions:

    Such complexes, whether under single ownership or with separate ownership of the hotel or motel and the restaurant components, may be developed only pursuant to a single, unified general site development plan; provided, however, no restaurant may be approved as part of a hotel/restaurant complex or as part of a motel/restaurant complex unless said restaurant has a minimum of 2,500 square feet of service area, and is equipped to provide full table service of meals to a minimum of one hundred fifty (150) persons at tables at one time.

In addition to these zoning restrictions, the subject site is currently reported to reflect an MDR, Medium Density Residential land use classification under the Temple Terrace Comprehensive Land use Plan. This land use classification provides for maximum development densities of 18 dwelling units per acre.

--------------------------------------------------------------------------------

                            REAL ESTATE ASSESSMENT

                                   AND TAXES

--------------------------------------------------------------------------------

The subject property is currently assessed and taxed by Hillsborough County, Florida. According to the Hillsborough County Tax Assessor's Office, the subject property is assessed as a single parcel. The subject property is assessed under the Income Approach only. Thus, no breakdown between the land and the improvement assessment is available. The assessment and tax data for the subject property has been summarized as follows:

--------------------------------------------------------------------------------
FOLIO NUMBER:                                       202329.5002
--------------------------------------------------------------------------------
OWNER OF RECORD:                                    Riverchase Investors I, Ltd.
--------------------------------------------------------------------------------
TOTAL ASSESSMENT (1997):                            $  6,608,064
--------------------------------------------------------------------------------
TAX RATE (1997):                                    23.9265 Mills
--------------------------------------------------------------------------------
GROSS REAL ESTATE TAXES:                            $ 158,107.84
--------------------------------------------------------------------------------
NET REAL ESTATE TAXES:  (RECOGNIZING THE STATE      $ 151,783.53
OF FLORIDA'S 4% DISCOUNT FOR EARLY PAYMENT IN
NOVEMBER)
--------------------------------------------------------------------------------

The subject property also reflects an assessment for personal property. According to Hillsborough County the subject's current personal property tax assessment equals $5,000. Applying the current tax rate of 23.9265 mills to this assessment produces a gross personal property tax expense of $119.63. The subject's net personal property tax expense, recognizing the State of Florida's 4% discount for early payment, would equal $114.85.

Based upon the data set out above, the gross taxes applicable to the subject property, including real estate and personal property, equals $158,227.47. The subject's net tax liability, recognizing the State of Florida's 4% discount for early payment of taxes, equals $151,898.38.

--------------------------------------------------------------------------------

                            FIVE-YEAR SALES HISTORY

--------------------------------------------------------------------------------

Based upon our review of the public records of Hillsborough County, Florida, no transfers involving the subject property have occurred during the last five-year period. The most recent transactions involving the subject property have been described below.

In July, 1985 the subject property, as well as additional land area, was purchased by Colonial Properties, Inc. and Epoch Properties, Inc. from Haskel W. Prock at an indicated purchase price of $3,000,000. It was indicated to the Appraisers by the parties involved in this transaction that the actual purchase price was several hundred thousand dollars higher than indicated in the public records due to delays in closing.

The subject site was acquired in two separate transactions between December, 1985, and February, 1986, at a total consideration of $1,690,000. These transactions were between Colonial Properties, Inc. and Epoch Properties, Inc. to Riverchase Investors I, Ltd.

The subject property (Phase I) plus Phases II and III of the overall development were renamed during the past 12 months to Colonial Village At River Hills. The previous name of this apartment complex was Riverchase Apartments.

At the present time, the subject Phase I of Colonial Village At River Hills Apartments, as well as the existing Phases II and III of Colonial Village At River Hills Apartments, are listed for sale. This property was reportedly initially listed for sale in Spring 1996, however, the sales package was not completed and distributed until early 1997. This three-phased apartment development is listed for bulk sale and the individual phases are not being separately offered for sale. The list price for the bulk property equals $33,512,000 and was allocated among the phases as follows:

   ------------------------------------------------------------------------
   Colonial Village At River Hills Apartments - Phases 1 & II   $18,300,000
                              (500 Units)
   ------------------------------------------------------------------------
   Colonial Village At River Hills Apartments - Phase III       $15,212,000
                              (276 Units)
   ------------------------------------------------------------------------

   TOTAL LIST PRICE                                             $33,512,000
   ------------------------------------------------------------------------

FIVE-YEAR SALES HISTORY: (CONT'D.)
--------------------------------------------------------------------------------

No separate allocation between Phase I (subject) and Phase II has reportedly been made. The allocated list prices reflected the following unit value indications:

     -------------------------------------------------------------------
          PHASE        PRICE PER UNIT  PRICE PER ROOM    PRICE PER SF
     -------------------------------------------------------------------
     I & II (comb.)        $36,600         $10,566          $44.36
     -------------------------------------------------------------------
     III                   $55,116         $14,972          $57.62
     -------------------------------------------------------------------

An offer to purchase the subject Colonial Village At River Hills Phase I development has reportedly been submitted based upon a purchase price of $8,400,000. This offer is reportedly net of brokers fees and commissions and is based upon the "as-is" condition of the subject property.

--------------------------------------------------------------------------------

                             HIGHEST AND BEST USE

--------------------------------------------------------------------------------

The term "highest and best use" is defined in the 9th Edition of The Appraisal
                                                                 -------------
of Real Estate, published by the American Institute of Real Estate Appraisers
--------------
(1987), as follows:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value."

In this highest and best use analysis, consideration has been given to the four criteria which must be met in order for a use to reflect the highest and best use of a property, both as if vacant and as improved. The criteria are that the highest and best use must be: 1) physically possible; 2) legally permissible; 3) financially feasible; and, 4) maximally productive.

In preparing this highest and best use estimate, consideration has been given to existing land use regulations, reasonably probable modifications of such land use regulations, economic demand, the physical adaptability of the property, neighborhood trends and the optimal usage of the property. In addition, consideration was given to anticipated public and private improvements located both on and off the site to the extent that they impact the market actions at the date of appraisal.

                      HIGHEST AND BEST USE, AS IF VACANT
                      ----------------------------------

In analyzing the highest and best use of the subject site, as if vacant, the Appraiser has made the assumption that the subject site is currently vacant and ready for immediate new construction. This is necessary since the subject site is currently improved with the existing Colonial Village At River Hills Phase I apartment development.

In this analysis, each of the criteria necessary for a highest and best use as it relates to the subject site's physical, legal and market characteristics have been considered. A discussion of each of these criteria and the subject property's corresponding characteristics has been set out as follows.

PHYSICALLY POSSIBLE:
-------------------

The subject site is located along the south side of Temple Terrace Highway, within the incorporated limits of the City of Temple Terrace, in Hillsborough County, Florida. The subject site is highly irregular in configuration and contains approximately 1,172 feet of frontage along the south side of Temple Terrace Highway. Access to the subject site is directly available from Temple Terrace Highway which is a two-laned, asphalt paved state highway.

--------------------------------------------------------------------------------

The subject site contains a total area of 36.54 acres which does not include any of the area designated as being within the Hillsborough River. Approximately
18.9 acres of the subject site are located above the DER boundary line for environmentally sensitive wetland areas and is considered to reflect the site's net buildable area. According to FEMA Flood Insurance Rate Maps, the easterly portions of the subject site, located above the previously referenced DER boundary line, are not classified as a flood hazard area. The remainder of the site is located in a flood hazard area. The subject site is moderately sloping in topography, sloping downward from the eastern portions of the site to the previously referenced wetland areas and Hillsborough River to the west.

The subject site contains two easements which include a 25-foot drainage easement along the east boundary of the property and a 2.09 acre ingress/egress easement which runs from the east-central portion of the site's highway frontage southeasterly to the property's eastern boundary, then southerly to the Riverchase Phase II property located immediately south of the subject property. Due to the subject site's design and lay-out, neither of these easements is considered to have a significant, negative impact on the subject property.

The subject site is fully served by all desired public utilities and services including sewer, water, telephone, electricity and police and fire protection.

Based upon this data, it appears that the subject site is physically well suited for a moderately sized development. The site enjoys good access characteristics, is served by all required public utilities and services and is benefitted by its proximity to, and view amenities associated with, the Hillsborough River.

LEGALLY PERMISSIBLE:
-------------------

The most significant factor limiting the legal utilization of the subject site relates to the property's current zoning. No significant private restrictions, building code restrictions, historic district controls or environmental regulations are known to affect the net buildable area of the subject site.

The subject site is currently zoned RMFA, Multiple Family Residential Alternate District and reflects a MDR, Medium Density Residential land use classification.

FINANCIALLY FEASIBLE:
--------------------

During the past, the primary development activity within the subject neighborhood has centered around multifamily residential rental apartment projects, and to a lesser extent, included some commercial and retail development activity. The subject neighborhood and immediate market area continues to serve as an established residential, and to a lesser extent, commercial and retail area within the eastern Temple Terrace vicinity.

--------------------------------------------------------------------------------

The general subject neighborhood and market area serves as a major rental apartment center within the northeast Tampa Metropolitan Area, with heavy concentrations of multifamily rental apartment developments being located along the Bruce B. Downs (30th Street), Skipper Road and 22nd Street corridors, approximately three miles northwesterly of the subject property. The subject neighborhood is well located in regards to major local employers, including the University of South Florida, the University Community Hospital, the Tampa Industrial Park and the Busch Gardens Theme Park. The neighborhood is well served by retail shopping and commercial support services, including free standing shops and businesses, such as restaurants, convenience stores, gasoline service stations and other service facilities. Retail shopping opportunities serving the area include a major regional mall and several neighborhood shopping centers which are located along the Busch Boulevard, Fowler Avenue, Fletcher Avenue, Skipper Road and Bruce B. Downs (30th Street) corridors.

Based upon the overall character of the immediate subject neighborhood, the current zoning restrictions impacting the subject property, the relatively large size of the subject site and past development trends within the area, an opinion that the most likely development option for the subject site, as if vacant, would be for development with a multifamily rental apartment development would appear most logical. In order to test the financial feasibility of a multifamily rental apartment development on the subject site, a survey of comparable apartment developments within the subject market area has been conducted. The results of this occupancy survey have been summarized as follows:

--------------------------------------------------------------------------------
                                               TOTAL   UNITS    UNITS  OCCUPANCY
                   PROJECT                     UNITS  OCCUPIED  VACANT     RATE
--------------------------------------------------------------------------------
Colonial Village At River Hills I (Subject)     248     222      26       89.5%

--------------------------------------------------------------------------------
Colonial Village At River Hills II              252     234      18       92.9%
--------------------------------------------------------------------------------
Fisherman's Landing                             256     245      11       95.7%
--------------------------------------------------------------------------------
Meridian                                        280     274       6       97.9%
--------------------------------------------------------------------------------
Windridge                                       264     261       3       98.9%
--------------------------------------------------------------------------------
Ashton Park                                     192     187       5       97.4%
--------------------------------------------------------------------------------
Oak Ramble                                      256     248       8       96.9%
--------------------------------------------------------------------------------
Turtle Creek                                    232     227       5       97.8%
--------------------------------------------------------------------------------
Excellence                                      78       78       0      100.0%
--------------------------------------------------------------------------------
Cypress Run                                     408     391      17       95.8%
--------------------------------------------------------------------------------
Cypress Point                                   148     144       4       97.3%
--------------------------------------------------------------------------------
Hidden Palms                                    256     250       6       97.7%
--------------------------------------------------------------------------------
St. Croix                                       540     486      54       95.0%
--------------------------------------------------------------------------------
Broadmoor                                       384     345      39       89.8%
--------------------------------------------------------------------------------
Total No. of Units                            3,794
-------------------------------------------------------------
Total No. of Units Occupied                           3,592
----------------------------------------------------------------------
Total No. of Units Vacant                                       202
--------------------------------------------------------------------------------
Overall Occupancy Rate                                                    94.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The subject Riverchase Phase I project was opened in the Spring of 1987 and has been successfully operating as a rental apartment project since that time. As previously indicated, the subject property opened in the Spring of 1987, and as of April, 1988, reflected an occupancy rate of 80%.

The 1988 overall average occupancy level for the subject property equaled 84%; the 1989 overall average occupancy level for the subject property equaled 91%; and the 1990 overall average occupancy level for the subject property equaled 91.5%. The 1991 overall occupancy level for the subject equaled 86.6%; and the 1992 overall occupancy for the subject equaled 88.3%. The 1991 and 1992 occupancy levels for the subject were impacted by the construction of Phase II in 1991. The subject property's 1993 overall occupancy equaled 92.5%, the 1994 overall occupancy for the subject property equaled 95.5% and the 1995 overall occupancy for the subject property equaled 95.0%. The 1996 overall occupancy for the subject property equaled 91.8% and the 1997 overall occupancy for the subject property equaled approximately 86.0%.

The subject property reflects a current reported occupancy level of 89.5%, which appears to be substantially below current market norms. The subject property's occupancy levels appear to have been negatively impacted by the opening of Colonial Village At River Hills Phase III in August 1996. A total of 172 units have been leased in Phase III, with 104 units remaining vacant. Given this project's previous absorption levels, it appears that it should take less than one more year before the new units in Phase III will be absorbed.

During the past several years, a number of new rental apartment complexes have been constructed and existing apartment developments within the subject market area have undergone phased expansions, resulting in a continued growth of available rental apartment units within the subject market area. St. Croix, Phase II opened in October, 1990 with an additional 280 units; Live Oaks Plantation III opened in December, 1990, with an additional 98 units and Colonial Village At River Hills Phase II opened in January, 1991 with 252 units. St. Croix, Phase II, Live Oaks Plantation, Phase III and Colonial Village At River Hills, Phase II are all reported to have achieved stabilized operations. Additional newer multifamily rental apartment communities were developed within the subject market area after 1992, including Bristol Place, Excellence, the Vinings at Hunters Green Apartments and The Arbors at Fletcher Park. Bristol Place Apartments is a 340-unit rental apartment community which is located in the northeast corner of the intersection of Bruce B. Downs and Amberly Drive within the Tampa Palms P.U.D. The Excellence Apartments are located along the east side of 50th Street, just south of Fletcher Avenue. This project contains 78 one, two and three bedroom apartment units which opened for occupancy in August 1994. The Vinings at Hunters Green have recently been constructed in the Hunters Green development. This 240-unit apartment development contains 1, 2, and 3 bedroom apartments. The Arbors at Fletcher Park is a new, upscale ZOM apartment community which has recently opened along the south side of Fletcher Avenue, approximately 1/4 mile west of I-75. This development contains 352 apartment units which reflect top of the market rents. In addition to these newly opened apartment communities, Phase III of the subject Colonial Village At River Hills development, containing 276 new apartments units, opened in August 1996.

HIGHEST AND BEST USE: (CONT'D.)
--------------------------------------------------------------------------------


The Appraiser's survey of comparable rental properties within the subject project's immediate market area has produced an indicated overall occupancy level of 94.7%, which is similar to the Appraiser's 1997 occupancy survey which reflected an overall occupancy within the market of 94.0%. Recognizing the current occupancy levels reflected within the market, it appears that a reasonably good level of demand exists within the subject market area for rental apartment units.

However, economic rent levels have been, and continue to be, relatively low. This is attributed to past and current over-building which has occurred in the subject market, resulting in an over-supply situation within the subject rental apartment market. Although it appears that economic rents are beginning to edge upward, very moderate rent increases have been realized over the last several years. In order to substantiate this trend, a comparison has been made of rent levels reported in February 1993, February 1994, February 1995, March 1996, and January 1997 to current rent levels at a number of those projects which have been given primary consideration in estimating the economic rent for the subject. In addition, the subject project's rent levels for this time frame have also been set out as follows:

---------------------------------------------------------------------------------------------
                               QUOTED RENT RATE
---------------------------------------------------------------------------------------------
                     Unit
Project              Type    02/93      02/94      02/95      03/96      01/97      01/98
---------------------------------------------------------------------------------------------
Colonial Village      1/1  $439-$469  $449-$479  $459-$489  $489-$519  $479-$509  $474-$529
@ River Hills I       2/2  $565-$595  $565-$595  $585-$615  $615-$645  $599-$629  $594-$649
---------------------------------------------------------------------------------------------
Colonial Village      1/1  $429-$499  $429-$489  $429-$499  $459-$549  $429-$519  $459-$549
@ River Hills II      2/2  $589-$599  $599-$609  $619-$639  $659-$679  $619-$639  $649-$679
---------------------------------------------------------------------------------------------
Oak Ramble            1/1  $475-$565  $475-$565  $505-$575  $515-$615  $525-$625  $525-$625
                      2/2  $ 600-725  $600-$725  $630-$750  $640-$740  $650-$675  $650-$670
---------------------------------------------------------------------------------------------
Cypress Run I         1/1  $395-$480  $395-$480  $420-$510  $395-$515  $435-$580  $450-$580
                      2/1  $500-$520  $500-$520  $530-$570  $520-$545  $580-$630  $580-$630
                      2/2  $565-$600  $565-$600  $575-$675  $550-$585  $630-$680  $630-$680
                      3/2  $700-$725  $700-$725  $720-$805  $720-$745  $720-$770  $745-$800
---------------------------------------------------------------------------------------------
Ashton Park           1/1  $425-$505  $445-$515  $445-$535  $450-$535  $450-$560  $490-$580
                      2/1  $595-$605  $600-$610  $635-$645  $610-$630  $646-$656  $640-$655
                      2/2  $575-$630  $620-$640  $605-$655  $640-$665  $616-$692  $670-$715
---------------------------------------------------------------------------------------------
Windridge             1/1  $380-$430  $415-$465  $415-$455  $399-$425  $435-$475  $450-$495
                      2/2  $530-$540  $550-$560  $     550  $     525  $     565  $     575
---------------------------------------------------------------------------------------------
Hidden Palms          1/1  $420-$475  $440-$485  $440-$495  $440-$495  $465-$530  $485-$550
                      2/1  $550-$565  $565-$580  $565-$585  $565-$585  $585-$615  $605-$635
                      2/2  $610-$655  $615-$675  $615-$675  $655-$715  $655-$725  $675-$745
---------------------------------------------------------------------------------------------
Turtle Creek          1/1  $369-$460  $389-$479  $389-$479  $395-$499  $405-$499  $425-$550
                      2/2  $525-$630  $555-$640  $555-$640  $595-$670  $605-$690  $625-$715
---------------------------------------------------------------------------------------------
Broadmoor             1/1  $365-$420  $370-$420  $390-$445  $405-$450  $415-$470  $400-$495
                      2/1  $485-$495  $490-$500  $515-$525  $540-$550  $550-$560  $555-$565
                      2/2  $505-$515  $510-$520  $540-$550  $575-$585  $585-$595  $595-$605
---------------------------------------------------------------------------------------------

HIGHEST AND BEST USE: (CONT'D.)
--------------------------------------------------------------------------------


From this data, it is evident that most of these projects have achieved moderate rent increases over the last 36-month period, with some of the properties having remained basically stable or even reflecting decreasing rent levels. Therefore, current demand appears to be insufficient to warrant new construction on the subject site and rent levels remain moderate, further impacting project feasibility.

MAXIMALLY PRODUCTIVE:
--------------------

The subject site is well located in an immediate market area which serves as a rental apartment center for the northeast Tampa area. Access to and visibility of the site is good and the property is well located in regard to area employment, educational, recreational, retail shopping and commercial support facilities. It appears that a moderate level of demand for multifamily rental apartments exists within the market and rental rates appear below norms required to support typical new cost.

Based upon a review of the market data presented herein, it was the Appraiser's opinion that the highest and best use of the subject site, as if vacant, would be for speculative investment in anticipation of future development with multifamily rental apartment improvements. Timing for development of the subject site would be dependent upon an increase in demand and economic rental rate conditions relative to comparable properties within the marketplace.

                       HIGHEST AND BEST USE, AS IMPROVED
                       ---------------------------------

In analyzing the highest and best use of the subject site, as improved, the existing improvements to the subject site and the characteristics of the subject property in relation to the four criteria to highest and best use, as previously discussed in this Highest and Best Use analysis have also been recognized. A discussion of each of these four criteria and the subject property's corresponding characteristics has been set out below.

PHYSICALLY POSSIBLE:
-------------------

The subject site is currently improved with Phase I of the Colonial Village At River Hills. This complex consists of 31 two-story apartment buildings which contain a total of 248 rental apartment units. The subject property consists of 128 one-bedroom/one-bath units containing 734 square feet of living area, and 120 two-bedroom/two-bath units containing 977 square feet of living area. Additional property improvements include a clubhouse/office facility, two racquetball courts, a swimming pool, a tennis court, a laundry facility, asphalt paved parking lots and circulation drives with sidewalks and concrete curbing and an irrigation system.

The subject property contains a very extensive storm water retention and soil filtration system due to its proximity to environmentally sensitive wetlands. The project is provided an attractive view amenity of the retention ponds and canals utilized for the subject drainage system as well as of the lowland areas of the Hillsborough River flood plain.

HIGHEST AND BEST USE: (CONT'D.)
--------------------------------------------------------------------------------


The subject property currently suffers from deferred maintenance relating to several items, however, the improvements appeared to be in generally good condition during inspections. The improvements are of good quality construction, are attractive in appearance and have been functionally designed for utilization as a multifamily rental apartment development.

LEGALLY PERMISSIBLE:
-------------------

The subject site is currently zoned RMFA, Multiple Family Residential Alternate by the City of Temple Terrace. The subject property, as improved, appears to represent a legal use of the subject site based upon zoning regulations.

In addition, the subject property reflects an MDR, Medium Density Residential classification under the Temple Terrace Comprehensive Land Use Plan. This land use classification provides for a maximum density of 18 dwelling units per acre.

FINANCIALLY FEASIBLE:
--------------------

The subject project was opened in the Spring of 1987 and has been successfully operating as a rental apartment project since that time. The 1990 overall average occupancy level for the subject property equaled 91.5%; the 1991 overall occupancy level for the subject equaled 86.6% and the subject's 1992 overall average occupancy level equaled 88.3%. During 1993 the subject property achieved an average occupancy level of 92.5%, the 1994 overall occupancy level for the subject property equaled 95.5%, the 1995 overall occupancy level for the subject property equaled 95.0%, the 1996 overall occupancy for the subject property equaled 91.8% and the 1997 overall occupancy for the subject property equaled 86.0%.

The subject property reflects a current reported occupancy level of 89.5%, which appears to be substantially below current market norms. The subject property's occupancy levels appear to have been negatively impacted by the opening of Colonial Village At River Hills Phase III in August 1996. A total of 172 units have been leased in Phase III, with 210 units remaining vacant. Given this project's previous absorption levels, it appears that it should take less than one year before the new units in Phase III will be absorbed.

During the last several years, the subject market area has reflected moderate rent levels with very moderate upward movement in rental rates. Between February 1993 and February 1994, the base rents for the subject one-bedroom/one-bath units increased 2.28% and the subject two-bedroom/two-bath units reflected no change in rental rates. During the period between February 1994 and February 1995, the base rent for the subject's one-bedroom units increased by 2.23% and the base rents for the two-bedroom units increased by 3.54% and between February 1995 and February 1996 the base rent for the subject's one bedroom units increased by 6.53% and the base rents for the two bedroom units increased by 5.13%. Between March 1996 and January 1997, the base rent for the subject's one-bedroom units decreased by 2.04% and the base rent for the two-bedroom units decreased by 2.60% and between January 1997 and January 1998, the base rent for the subjects one bedroom units decreased by 1.05% and the base rent for the two-bedroom units decreased by 84%.

HIGHEST AND BEST USE: (CONT'D.)
--------------------------------------------------------------------------------


MAXIMALLY PRODUCTIVE:
--------------------

The existing improvements to the subject site represent a substantial use to the property. They are of good quality construction, functional in design, attractive in appearance, and were in generally good condition when inspected.

Based upon this data, it appears that there is no alternative legal use that could justify removal of the existing improvements. No probable modifications to the subject's current use appear to exist. Therefore, the estimated highest and best use of the subject site, as currently improved, would be for the continued operation of the property as a rental apartment development with long-term (10+ years) condominium conversion potential.

--------------------------------------------------------------------------------
                                   VALUATION
--------------------------------------------------------------------------------


The appraisal process is an orderly process in which the data used to estimate the value of the subject property are acquired, classified, analyzed and presented. The first step is defining the appraisal problem (i.e., identification of the real estate, the effective date of the value estimate, the property rights being appraised, and the type of value sought). Once this has been accomplished, the Appraiser collects and analyzes the factors that affect the market value of the subject property. These include area and neighborhood analysis, site and improvement analysis, highest and best use analysis, and the application of the three approaches to estimating the property's value. Appraisers generally use three approaches to value: the Cost Approach; Direct Sales Comparison Approach (also known as the Market Data Approach); and the Income Approach.

The first approach available to the Appraiser is the Cost Approach to value. Accrued depreciation is calculated and deducted from the estimated cost new of the improvements. The estimated depreciated cost new is then added to the land value. The resultant figure indicates the value of the whole property. Generally, the land value is obtained through the Direct Sales Comparison Approach. Reproduction or replacement cost new of the improvements is estimated on the basis of current prices for the component parts of the building less depreciation, computed after analyzing the disadvantages or deficiencies of the existing building as compared to a new building.

The Income Approach is predicated on the assumption that there is a relationship between the amount of income a property will earn and its value. This approach is based on the principle that value is created by the expectation of benefits derived in the future. The anticipated annual net income of the subject property is processed to produce an indication of value. Net income is the income generated before payment of any debt service. The process of converting it into value is called capitalization, which involves dividing the net income by a capitalization rate. Factors such as risk, time, interest on the capital investment, and recapture of the depreciating asset are considered in the rate. The appropriateness of this rate is critical, and there are a number of techniques by which it may be developed.

The Direct Sales Comparison Approach is used to estimate the value of the land as if vacant and/or the whole property as improved. The Appraiser gathers data on sales of comparable properties and analyzes the nature and condition of each sale, making logical adjustments for dissimilar characteristics. Typically, a common denominator is found. For land value, this is usually either a price per acre, a price per square foot, or a price per unit; for improved properties, the common denominator may be price per square foot, price per unit or room, or a gross rent multiplier. The Direct Sales Comparison Approach gives a good indication of value when sales of similar properties are available.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


A final step in the appraisal process is the reconciliation or correlation of the value indications. In the reconciliation, or correlation, the Appraiser considers the relative applicability of each of the three approaches used, examines the range between the value indications, and places major emphasis on the approach that appears to produce the most reliable solution to the specific appraisal problem. The purpose of the appraisal, the type of property, and the adequacy and reliability of the data are analyzed; these considerations influence the weight given to each of the approaches to value. In analyzing the three approaches to value, it can be readily observed that most of the information pertaining to the fair market value of the subject property must be derived from the marketplace because the Appraiser anticipates the actions of buyers and sellers in the market.

In the following portions of this appraisal report, the Cost, Income and Market Approaches to value have been developed into an indicated market value estimate. The indicated market values reflected by the applicable approaches have been correlated into a final value estimate. These approaches to value and the final correlation of value have been set out within this report as follows.

COST APPROACH:
-------------

The Cost Approach to value is defined as follows:

     "That approach in appraisal analysis which is based on the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is particularly applicable when the property being appraised involves relatively new improvements which represent the highest and best use of the land or when relatively unique or specialized improvements are located on the site and for which there exist no comparable properties on the market."

In estimating the market value of the subject property via the Cost Approach, cost breakdowns for similar projects were reviewed. These detailed cost breakdowns were then compared with cost estimates available from the Marshall Valuation Service.

In estimating the replacement cost new for the subject's improvements, a cost per square foot of building area indication as reflected from the previously described Marshall Valuation Service has been utilized. This cost estimate includes the following costs:

1)   Plans, specifications, survey and building permits.

2)   Cost on interim money during normal period of construction.

3)   Cost of labor and materials.

4)   Sales taxes on materials.

5)   Utilities from building to lot line figured on normal setback.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


6) Normal site preparation including trenching, excavating for concrete, backfill and finish grading.

7)   Prorated amount of real estate commission in tract construction.

8) Contractors overhead and profit including workmen's compensation, fire and liability insurance, unemployment insurance, etc.

Based upon the Marshall Valuation Service cost data, the estimated cost per square foot of building area has been estimated as follows:

--------------------------------------------------------------------------------
                            COST PER SQUARE FOOT OF
                          BUILDING AREA CALCULATIONS
--------------------------------------------------------------------------------
CLASSIFICATION                          Multiple Residences / Good Quality
--------------------------------------------------------------------------------
Base Unit Cost Per Square Foot                                     $48.25
--------------------------------------------------------------------------------
ADJUSTMENTS
-----------

Roofing                            +  $  1.40
First Floor                        -  $  1.11
Floor Covering                     +  $  2.92
HVAC                               +  $  1.64
                                      -------
--------------------------------------------------------------------------------
Sum of Adjustments                                               + $ 4.85
--------------------------------------------------------------------------------
Summarized Cost Per SF                                             $53.10
--------------------------------------------------------------------------------
MULTIPLIER ADJUSTMENTS
----------------------

Current Cost Multiplier                1.03
Local Cost Multiplier                   .95
                                       ----
--------------------------------------------------------------------------------
Total Multiplier                                                   x  .98
                                                                     ----
--------------------------------------------------------------------------------
Adjusted Unit Cost Per SF                                          $52.04
--------------------------------------------------------------------------------

The indicated cost per square foot of building area as reflected herein equals $52.04 per square foot. This cost estimate does not include the following items:

1) Costs of buying or assembling land such as escrow fees, legal fees, property taxes, demolition or rough grading.

2)   Pilings, which may be priced separately from the manual.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


3) Land planning or preliminary concept and layout for large developments including developer's overhead and profit.

4)   Discounts or bonuses paid for financing.

5) Off site costs including paving, curbs and gutters, sidewalks, fencing or landscaping.

6) Yard improvements including walks, landscaping, yard lighting, swimming pools, etc.

7) Marketing costs to create the first occupancy, including model and advertising expenses.

8) Contingency reserve where a percentage of the total cost is set aside for future events, such as labor strikes, anticipated labor and material cost increases, inc.

9)   Appliances.

The cost items which have been added to the indicated price per square foot in arriving at a value estimate for the subject property include appliances, development fees, asphalt paving, patios, walks, fences, landscaping, recreational facilities and out buildings. The sum of these items together with the indicated price per square foot reflects the total replacement cost new excluding indirect costs. The added indirect costs have been estimated at 15% and include entrepreneurial profits and overhead. The sum of the total direct costs and the total indirect costs equal the estimated replacement cost new.

The next step involved in developing the Cost Approach to value pertains to the amount of accrued depreciation that adversely affects the subject improvements. The total estimated amount of accrued depreciation of the improvements is to be deducted from the total replacement cost new. This results in producing the depreciated value of the improvements.

There are five basic elements of accrued depreciation which include:

1.   Curable Physical Deterioration
2.   Incurable Physical Deterioration
3.   Curable Functional Obsolescence
4.   Incurable Functional Obsolescence
5.   External Obsolescence

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


CURABLE PHYSICAL DETERIORATION:
------------------------------

The subject property is approximately ten and one-half years old, is of good quality construction and is in generally good condition. The subject property appears to have been adequately maintained. However, a number of deferred maintenance items were noted based upon a visual inspection of the subject improvements and discussions with project management. These items of deferred maintenance included:

     1.   The building exteriors need to be repainted.

     2.   Approximately 92 stairwells need to be replaced.

     3. The parking lots and circulation drives need to be repaired and re-sealed.

     The cost to cure these items of deferred maintenance has been estimated at approximately $315,000 based upon a review of cost estimates provided by project management.

INCURABLE PHYSICAL DETERIORATION:
---------------------------------

Based upon the straight line method of calculating incurable physical deterioration, an estimated effective age of 10.0 years and an estimated economic life of 50 years, a deduction of 20% of the estimated replacement cost new, less curable physical deterioration (if any), has been taken for incurable physical deterioration.

FUNCTIONAL OBSOLESCENCE:
-----------------------

The building design, including lay-out, building sizes, interior finishes and construction materials as well as site improvements, appear to be appropriate and well suited for utilization as a multifamily rental apartment development. The quality and construction components of the subject improvements are considered to be good and appropriate for the subject market area. Thus, no functional obsolescence appears to impact the subject property.

EXTERNAL OBSOLESCENCE:
---------------------

The subject property is impacted by external obsolescence, which is partially due to current economic conditions.

Construction costs have been creeping upward while real estate values in relation to replacement costs have been lagging since 1988. The cost of constructing new apartment complexes has continued to increase since the 1988 year, as numerous government agencies have continued to increase impact fees and growth management regulations on development projects. Therefore, a gap has occurred between replacement costs new and economic values in many income producing properties. The amount of gross rent needed to support the completion of a new apartment complex is typically higher than the economic rental rate for a similar but older apartment complex due to the gap between cost and value. This can be witnessed by comparing the rental rates for the subject apartment complex (Colonial Village At River Hills I) to the rental rates for the similar, but recently completed, Colonial Village At River Hills III complex, which is located in proximity to the subject.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                            RENTAL RATES
     APARTMENT COMPLEX                  # UNITS          1BR/1BA    2BR/2BA
--------------------------------------------------------------------------------
Colonial Village At River Hills I         128          $474-$529
(subject)                                 120                         $594-$649
--------------------------------------------------------------------------------
Colonial Village At River Hills           112          $549-$599
III (new)                                 140                         $669-$734
--------------------------------------------------------------------------------


Colonial Village's Phase III project, which contains 276 total units, has 112 one-bedroom units that are offered at rents equating to $70.00-$75.00 per month more than for the subject's one bedroom units. The 140 two-bedroom units in Colonial Village's Phase III reflect rents between $120.00 to $135.00 per month more than for the subject's two bedroom units. Colonial Village's Phase III also has 24 three-bedroom units which are not similar to the subject's one and two-bedroom units. This gap is not the only reason that external obsolescence adversely affects the subject property. The subject property is adversely impacted by the steady pressure from new apartment complexes that enter the market. A portion of the apartment market desires new apartment units, as opposed to older units, and will migrate into the new apartment complex even though the rent may be higher. This creates downward pressure on occupancy rates, which has been a factor at the subject property. The overall occupancy rate for apartments in the subject's market area reflected by the Appraiser's survey equaled 94.4%. Overall average occupancy rates that approach 95% tend to tempt apartment developers to build new apartment complexes, particularly if financing is readily available. This has been a factor in the Tampa apartment market that has had an impact on the occupancy rate in the subject property.

In summary, rental rates for many older apartment complexes have not experienced major escalations over the past few years, but overall occupancy rates in the market have been increasing. The upward pressure on occupancy rates has tempted developers to risk building new apartment units that need to be absorbed at upper-end rental rates. There is a demand for new apartment units from a defined segment of the market. This activity causes downward pressure on the occupancies of some older apartment complexes, which can dissipate over time, as the market area becomes fully built-out, or when new sources of supply are reduced.

The estimated economic or external obsolescence pertaining to the subject property can be analyzed by first examining a partial summary of the Cost Approach to value which will be presented in the following portion of this report. That portion of the Cost Approach which is applicable to this type of depreciation analysis has been summarized on the following page.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                 COST APPROACH
-------------------------------------------------------------------------------------------
Building Construction - 211,192 SF @ $52.04/SF                                $10,990,432
Appliances - 248 units @ $2,150/unit                                          $   533,200
Unit Access Stairs - 124 flights @ $605/flight                                $    75,020
Asphalt Paving, Line Striping, Curbing, etc.                                  $   152,500
Walks, Fences and Porches/Patios                                              $   396,800
Landscaping & Irrigation System                                               $   255,000
Development Fees                                                              $ 1,376,515
Recreational Facilities and Office Area                                       $   230,000
                                                                              -----------
Total Direct Costs                                                            $14,009,467
PLUS Indirect Costs Estimated @ 15%                                           $ 2,101,420
                                                                              -----------
Estimated Replacement Cost New                                                $16,110,887
LESS physical and functional types of depreciation:
   Curable Physical Deterioration                      $   315,000
   Incurable Physical Deterioration ( R.C.N.
     Less $315,000 in Deferred Maintenance x 20%)      $ 3,159,177
   Functional Obsolescence                             $    -0-
                                                       -----------
LESS total estimated depreciation from physical                               $(3,474,177)
deterioration and functional obsolescence                                     ------------

INDICATED VALUE OF IMPROVEMENTS BEFORE GIVING                                 $12,636,710
CONSIDERATION TO EXTERNAL OBSOLESCENCE
-------------------------------------------------------------------------------------------

The estimated value of the subject improvements, before considering external obsolescence, equals $12,636,710. The Appraiser's next step involves a comparison of this value indication to the values produced for the subject property by the Income and Market Approaches. These two approaches to value have been prepared in latter sections of this report. The indicated values produced for the subject property from the application of the Income and Market Approaches are summarized as follows:

           INCOME APPROACH               $ 8,250,000

           MARKET APPROACH               $ 8,630,000

--------------------------------------------------------------------------------

The indicated values produced from the Income and Market Approaches include the
                                                                    -------
value of the subject's land. The partial summary of the Cost Approach did not include the value of the subject land. Therefore, the value of the land in the subject property should be deducted from the total value indications produced by the Income and Market Approaches, so that these two approaches can be analyzed based upon their respective values pertaining specifically to the subject improvements.

The estimated value of the subject site, as if vacant, has been stated in this report at $1,612,000. The subtraction of this land value from the total value indications produced by the Income and Market Approaches reflects the total
                                                                      -----
depreciated values attributed to the subject improvements from these two
-----------
approaches to value. The calculations pertaining to this allocation process have been summarized as follows:

         -----------------------------------------------------------------
                                                 INCOME        MARKET
                                                APPROACH      APPROACH
         -----------------------------------------------------------------
          Total Indicated Value                  $8,250,000    $8,630,000
         -----------------------------------------------------------------
          LESS: Estimated Land Value           - $1,612,000  - $1,612,000
         -----------------------------------------------------------------
          Indicated Total Depreciated Value      $6,638,000    $7,018,000
          of Subject Improvements
         -----------------------------------------------------------------

The partial summary of the Cost Approach previously indicated that the value of the improvements, before giving consideration to external obsolescence, was $12,636,710. A comparison of this value indication to the two values indicated for the subject improvements, as produced from the Income and Market Approaches, reflects the existence of a gap in values. This can be attributed to the existence of external obsolescence in the subject property. The amount of this gap in value has been summarized as follows:

------------------------------------------------------------------------------------------
                                                                 INCOME         MARKET
                                                                APPROACH       APPROACH
------------------------------------------------------------------------------------------
Indicated value of subject improvements reflected from the     $12,636,710    $12,636,710
 Cost Approach before considering external obsolescence.
------------------------------------------------------------------------------------------

LESS: Indicated Value of Improvements Produced From:
          The Income Approach                                - $ 6,638,000
                                                             -------------
          The Market Approach                                                -$ 7,018,000
                                                                             ------------
------------------------------------------------------------------------------------------
Indicated Amount of External Obsolescence                      $ 5,998,710    $ 5,618,710
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Appraiser has correlated the estimate of external obsolescence impacting the subject property at $5,800,000, which is basically near the middle of the range. The estimated amount of external obsolescence affecting the subject property has been based on partially depreciated replacement costs new for the subject improvements as reflected from the Cost Approach, compared to the total value indications reflected for the improvements that were produced from the Income and Market Approaches to value. The estimated amount of external obsolescence indicates that economic values, based on rental rates and income levels for the subject property, do not support and are below the current replacement cost new of the subject improvements.

The subject improvements have been analyzed in an effort to estimate the various types of accrued depreciation that reduce the replacement cost new of the subject improvements, as if they were to be constructed in the current market. The various types of depreciation found to exist in the subject property have been summarized as follows:

          Physical curable deterioration (deferred maintenance)     $  315,000
         ----------------------------------------------------------------------
          Physical incurable deterioration                          $3,159,177
         ----------------------------------------------------------------------
          Functional curable obsolescence                           $      -0-
         ----------------------------------------------------------------------
          Functional incurable obsolescence                         $      -0-
         ----------------------------------------------------------------------
          External (economic) obsolescence                          $5,800,000
                                                                    ----------
         ----------------------------------------------------------------------
          TOTAL ESTIMATED ACCRUED DEPRECIATION                      $9,274,177
         ----------------------------------------------------------------------

Based upon the depreciation analysis, the estimated, total accrued depreciation impacting the subject improvements would equal approximately $9,274,177.

The total estimated depreciation applicable to the subject property equals $9,274,177. This amount has been subtracted from the estimated replacement cost new in order to arrive at the estimated depreciated replacement cost new for the subject project. In arriving at a value estimate for the subject property, via the Cost Approach to value, it was then necessary to add the estimated market value of the land.

The final step in estimating the market value of the subject project via the Cost Approach is to estimate the market value of the land. For purposes of utilization in the Cost Approach to value, the market value of the subject site has been estimated based upon it being vacant but ready for development with the subject apartment project.

                      [LAND COMPARABLES MAP APPEARS HERE]

--------------------------------------------------------------------------------

In estimating the market value of the subject site, the Tampa market area has been researched for recent sales of multifamily residential development sites which could be directly compared to the subject property. Those sales which are considered to provide the best available indications of market value for the subject site, as if vacant, have been summarized as follows:

COMPARABLE NO. 1  is located at the southeast corner of Tampa Palms Boulevard
----------------
and Palm Springs Boulevard, north of Bruce B. Downs Boulevard, in the Tampa Palms Planned Development. This site is currently under contract between Lennar Homes (Grantor) and Del American Properties (Grantee) at a reported contract price of $2,886,000. This site contains 22.84 acres of net useable site area, is proposed for development with a 390-unit luxury apartment complex to be known as the Grand Reserve at Tampa Palms and reflects a per unit contract price of $7,400 per rental apartment unit.

This site reflected general physical characteristics comparable to that of the subject, was zoned for multifamily residential development at the time of sale and was fully served by all desired public utilities, including sewer and water. The sale property features wetland areas (17.43 acres) which provide aesthetic views and buffer this site from adjacent properties. This site is located in Area Four of Tampa Palms which is not responsible for the Tampa Palms Central Drainage District (C.D.D.) fees. No additional on-site drainage/retention was necessary since this site is served by the Tampa Palms master retention system.

This property was considered very comparable to the subject in most respects. The only significant dissimilarities between this comparable sale and the subject relate to location, access/exposure and drainage/retention. The sale property is located within the Tampa Palms area of the northeastern Tampa Metro Area. This property is considered superior to the subject site in regards to location and has been adjusted downward by 10% for this factor. The sale property is located along interior roads within the Tampa Palms development and is considered inferior to the subject in regards to access/exposure. A positive 5% adjustment has been made for this factor. The final adjustment to this sale relates to drainage/retention. The sale property is superior to the subject in that it is served by the off-site drainage retention facilities for the overall Tampa Palms development. Therefore, a negative adjustment of 10% has been made for this superior site characteristic. In all other respects the sale property is considered comparable to the subject and no further adjustments are required.

Applying this net downward adjustment of 15% to the comparables unadjusted contract price produces an adjusted unit value indication for the subject site of $6,290 per rental apartment unit.
   --------------------------------

COMPARABLE NO. 2 is located at the termination of Raulerson Ranch Road, north of
----------------
U.S. Highway 301, and is situated in the southeast quadrant of the Interstate 75/Fowler Road interchange. This site was purchased in March 1996 and contains
19.54 acres of gross site area. The property was purchased by Gatehouse Development, Inc (Grantee) from Susan H. and Thomas Paulus (Grantor) at a confirmed purchase price of $1,260,000. This site was purchased for development with a 313-unit affordable housing complex and reflects a per unit acquisition cost of $4,026 per rental apartment unit.

--------------------------------------------------------------------------------

This site reflected physical characteristics comparable to that of the subject, was zoned for multifamily residential development at the time of sale, and was fully served by all desired public utilities, including sewer and water. This site has visibility from, but no direct access to, Fowler Road and Interstate
75. This purchase was contingent upon the property's zoning (C-G and RDC-12) being changed to PD-H with a future land use of UMU-20, Urban Mixed Use. The sale property is located in a more out-lying area of northeastern Hillsborough County and is considered somewhat inferior to the subject in regards to location.

The sale property is considered generally very comparable to the subject in most respects and the only significant dissimilarities between the sale property and the subject relate to location, access/exposure and the subject's inclusion of approximately 17.64 acres of jurisdictional wetlands. The sale property is considered locationally inferior to the subject due to its more out-lying location and has been adjusted upward by 15% for this factor. The sale property is also considered inferior to the subject in regards to access/exposure due to its location at the termination of a dead-end road. This comparable has therefore been adjusted upward by 15% for access/exposure. The subject site has approximately 17.64 access of jurisdictional wetlands which front along the Hillsborough River. Recognizing the view amenities and buffering characteristics of this wetland area, the comparable sale is considered inferior to the subject and has been adjusted upward by 10% to reflect this inferior site characteristic. In all other respects the sale property is considered comparable to the subject and no further adjustments are required.

Applying this net upward adjustment of 40% to the sale's unadjusted purchase price produces an adjusted unit value indication for the subject site of $5,636
                                                                        -------
per rental apartment unit.
-------------------------

COMPARABLE NO. 3 is located in the southwest quadrant of the intersection of
----------------
Bruce B. Downs Boulevard (C.R. 581) and Tampa Palms Boulevard, within the Tampa Palms Planned Development. This site was purchased in February 1996 and contains 18.23 acres of gross site area. The property was purchased by Tampa Palms Apartments, Ltd. at a confirmed purchase price of $1,874,000. This site was purchased for development with a 248-unit apartment development known as Carrington Park. This purchase price reflects a unit value indication of $7,556 per unit.

This site reflects general physical characteristics comparable to that of the subject, however, it is located along the more heavily traveled and developed Bruce B. Downs Boulevard corridor. This property was zoned for multifamily residential development at the time of sale and was fully served by all desired public utilities, including sewer and water. Although this property is located in the Tampa Palms development, it is not a part of the C.D.D. and is not responsible for C.D.D. fees. The site needed substantial fill but it was the sellers' responsibility to bring the site to grade prior to closing. No additional on-site retention was necessary since this site is served by the Tampa Palms master retention system.

This property was considered very comparable to the subject in most respects. The only significant dissimilarities between this comparable sale and the subject relate to location, access/exposure, the subject's inclusion of approximately 17.64 acres of jurisdictional wetlands and the sale property's superior drainage/retention. The sale property is located within the Tampa Palms area of the northwestern Tampa Metro Area. This property is considered superior to the subject in regards to location and a downward adjustment of 10% has been applied to this sale for this factor. The sale property is also considered superior to the subject site in regards to access/exposure due to its location along the more heavily traveled four-lane Brice B. Downs corridor. A negative adjustment of 10% has been made to address this superior site

--------------------------------------------------------------------------------

characteristic. The next significant dissimilarity between this comparable sale and the subject relates to the subject's inclusion of approximately 17.64 acres of jurisdictional wetland. This jurisdictional wetland area which fronts along the Hillsborough River is considered to have a positive benefit to the subject site. The benefit is due to its buffering characteristics, view amenity, etc. The sale property contains no wetland buffer areas, and, is considered inferior to the subject in this respect. The Appraiser has therefore adjusted this comparable sale upward by 10% to reflect this inferior site characteristic. The final adjustment to this sale relates to drainage/retention. The sale property is superior to the subject in that it is served by an off-site drainage retention facility for the overall Tampa Palms development. Therefore, a negative adjustment of 10% has been made for this superior site characteristic. In all other respects this sale property is considered comparable to the subject and no further adjustments are required.

Applying this net downward adjustment of 20% to the sale's unadjusted purchase price produces an adjusted unit value indication for the subject site of $6,045
                                                                        -------
per rental apartment unit.
-------------------------

COMPARABLE NO. 4 is located in the northwest corner of Lumsden Road and Paul's
----------------
Road in the Brandon area of Tampa. This site was purchased in December 1995 and contains 41.52 acres of gross site area. This property was purchased by Paddock Club Brandon Limited Partnership and Flournoy Development Company from U.S. Highway Corporation at a confirmed purchase price of $2,524,000. This site has been approved for a 440-unit two phased rental apartment community known as Heather Lakes and reflects a per unit acquisition price of $5,736 per rental apartment unit.

This site reflects physical characteristics comparable to that of the subject, was zoned for multifamily residential development at the time of sale, and was fully served by all desired public utilities, including sewer and water. This site is located in the more outlying Brandon vicinity of the Tampa Metropolitan Area and is considered somewhat locationally inferior to the subject site.

This property was considered very comparable to the subject in most respects. The only significant dissimilarities between the comparable sale and the subject relates to location and the subjects inclusion of approximately 17.64 acres of jurisdictional wetlands. The sale property is located in the more outlying Brandon area and is considered somewhat inferior to the subject in regards to location. Therefore, a positive adjustment of 10% has been made recognizing this sites inferior location. The only other significant dissimilarity between this comparable sale and the subject relates to the subject's inclusion of approximately 17.64 acres of jurisdictional wetland. This jurisdictional wetland area fronts along the Hillsborough River and is considered to have a positive benefit to the subject site. The benefit is due to its buffering characteristics, view amenity, etc. The sale property has no buffer area and is considered inferior to the subject in this respect. The Appraiser has therefore adjusted this comparable sale upward by 10% to reflect this inferior site characteristic. In all other respects this sale property is considered comparable to the subject and no further adjustments are required.

Applying this net upward adjustment of 20% to the sale's unadjusted purchase price produces an adjusted unit value indication for the subject site of $6,883
                                                                         ------
per rental apartment unit.
-------------------------

                           LAND SALE ADJUSTMENT GRID

                               SUBJECT        COMPARABLE 1      COMPARABLE 2      COMPARABLE 3      COMPARABLE 4      COMPARABLE 5
LOCAION                     South side of   Southeast corner     Northerly      Southwest corner     Northwest       South side of
                           Temple Terrace    of Tampa Palms     terminus of      Bruce B. Downs      corner of       Fletcher Ave.
                               Highway       Blvd. and Palm      Raulerson      Blvd. and Tampa   Lumsden Rd. and
                                             Springs Blvd.       Ranch Rd.         Palms Blvd.       Pauls Rd.

SIZE                        18.90 Net AC      22.84 Net AC     19.54 Net AC      18.23 Net AC      41.52 Net AC      22.458 Net AC

ACCESS                     Temple Terrace     Tampa Palms        Raulerson       Bruce B. Downs     Lumsden Rd./     Fletcher Ave.
                               Highway        Blvd./Palms        Ranch Rd.     Blvd./Tampa Palms      Pauls Rd.
                                                 Blvd.                                Blvd.

SHAPE                         Irregular        Irregular         Irregular         Irregular          Irregular        Irregular

UTILITIES                    S, W, E, T       S, W, E, T        S, W, E, T        S, W, E, T         S, W, E, T       S, W, E, T

SALE DATE                        N/A        Current Contract    March 1996       February 1996      December 1995     March 1995

SALE PRICE                       N/A          $2,886,000        $1,260,000        $1,874,000         $2,524,000       $2,200,000

SALE PRICE/UNIT                  N/A          $7,400/Unit       $4,026/Unit       $7,556/Unit        $5,736/Unit      $6,250/Unit

MARKET CONDITIONS                N/A               0%                0%                0%                 0%               0%

TIME ADJUSTED SALE
  PRICE/UNIT                     N/A          $7,400/Unit       $4,026/Unit       $7,556/Unit        $5,736/Unit      $6,250/Unit

                                 ADJUSTMENTS

LOCATION                                          -10%              +15%               -10%              +10%             +5%

SIZE                                                0%                0%                 0%                0%              0%

ACCESS/EXPOSURE                                    +5%              +15%               -10%                0%              0%

WETLAND AREAS                                       0%              +10%               +10%              +10%             +5%

DRAINAGE/RETENTION                                -10%                0%               -10%                0%              0%

NET ADJUSTMENT                                    -15%              +40%               -20%              +20%            +10%

PER UNIT VALUE INDICATION                      $6,290/Unit       $5,636/Unit        $6,045/Unit       $6,883/Unit      $6,875/Unit

--------------
**  S = Sewer
    W = Water
    E = Electric
    T = Telephone

--------------------------------------------------------------------------------

COMPARABLE  NO. 5 is located along the south side of Fletcher Avenue,
-----------------
approximately 1/4 mile west of Interstate 75, in the Temple Terrace area. This site was purchased in March 1995 and contains 22.458 acres of net useable site area. This property was purchased by ZOM Communities Incorporated from Mary K. Wetherington at a confirmed purchase price of $2,200,000. This site has been developed with the 352-unit rental apartment community known as The Arbors at Fletcher Park, and reflects a per unit acquisition price of $6,250 per rental apartment unit.

This site reflects physical characteristics comparable to that of the subject, was zoned for multifamily residential development at the time of sale, and was fully served by all desired public utilities, including sewer and water. This site is located in a more outlying area of Temple Terrace and is considered somewhat inferior to the subject site in regard to location.

This property was considered very comparable to the subject in most respects. The only significant dissimilarities between this comparable sale and the subject relates to location and the subject's inclusion of approximately 17.64 acres of jurisdictional wetlands. The sale property is located in a more out-lying area of temple Terrace and is considered somewhat locationally inferior to
the subject.   Therefore, an upward adjustment of 5% has been applied to this sale in recognition of its inferior location. The only other significant dissimilarity between this comparable sale and the subject relates to the subject's inclusion of approximately 17.64 acres of jurisdictional wetland.
This jurisdictional wetland area which fronts along the Hillsborough River is considered to have a positive benefit to the subject site. The benefit is due to its buffering characteristics, view amenity, etc. The sale property contains approximately 12.22 acres of wetland buffer area, however, is still considered inferior to the subject in this respect. The Appraiser has therefore adjusted this comparable sale upward by 5% to reflect this inferior site characteristic. In all other respects this sale property is considered comparable to the subject and no further adjustments are required.

Applying this net downward adjustment of 10% to the sale's unadjusted purchase price produces an adjusted unit value indication for the subject site of $6,875
                                                                         ------
per rental apartment unit.
-------------------------

The five land comparables reviewed herein have reflected adjusted unit value indications for the subject site of $6,290, $5,636, $6,045, $6,883, and $6,875 per rental apartment unit, respectively.

Based upon a review of the comparable land sales data as set out herein, and recognizing the propensity within the market to deal in round figures, the market value of the subject site would approximate $6,500 per rental apartment unit. This market value estimate contemplates the subject site as being a fully developed parcel ready for immediate new construction. This includes the availability of utilities to support multifamily development and there being no adverse subsoil conditions.

Therefore, the market value estimate for the subject site for purposes of utilization in the Cost Approach has been calculated as follows:

             248 Units @ $6,500/Unit =      $1,612,000

The land value estimate for the subject site, as arrived at herein, reflects the final step required in order to arrive at a value estimate for the subject project via the Cost Approach. Please refer to the following chart for the summary of the Cost Approach to value as stated herein.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                 COST APPROACH

--------------------------------------------------------------------------------

   Building Construction - 211,192 SF @ $52.04/SF                                     $10,990,432
   Appliances - 248 units @ $2,150/unit                                               $   533,200
   Unit Access Stairs - 124 flights @ $605/flight                                     $    75,020
   Asphalt Paving, Line Striping, Curbing, etc.                                       $   152,500
   Walks, Fences and Porches/Patios                                                   $   396,800
   Landscaping & Irrigation System                                                    $   255,000
   Development Fees                                                                   $ 1,376,515
   Recreational Facilities and Office Area                                            $   230,000
                                                                                      -----------
   Total Direct Costs                                                                 $14,009,467
   PLUS Indirect Costs Estimated @ 15%                                                $ 2,101,420
                                                                                      -----------
   Estimated Replacement Cost New                                                     $16,110,887
   Accrued Depreciation:
     Curable Physical Deterioration                          $   315,000
     Incurable Physical Deterioration                        $ 3,159,177
     Functional Obsolescence                                 $       -0-
     Economic Obsolescence                                   $ 5,800,000
   LESS Total Estimated Depreciation From All Causes                                  $(9,274,177)
                                                                                      -----------
   Estimated Depreciated Value of Improvements                                        $ 6,836,710
   PLUS Estimated Market Value of the Land                                            $ 1,612,000
                                                                                      -----------
   Total Indicated Value Via The Cost Approach to Value                               $ 8,448,710
   Rounded To                                                                         $ 8,449,000

-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

INCOME APPROACH
---------------

The Income Approach to value is defined as being:

     "That procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. The Income Approach is widely applied in appraising income-producing properties. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process."

The subject property is defined as being an income property. The primary purpose of an income property is to produce monetary income.

In estimating the market value of the subject property via the Income Approach, a one-year income and expense projection period has been utilized. This form of analysis appears the most appropriate, recognizing that the subject property has achieved stabilized operations.

The income and expense data as compiled for the subject project has been discussed in detail herein.

TOTAL GROSS POTENTIAL INCOME ESTIMATES
--------------------------------------

The rental apartment market within the subject market area was researched and analyzed prior to estimating the gross potential rental income applicable to the subject project.

The rent comparables that were reviewed relate primarily to newer projects within the subject's general market area. The primary rent comparables given consideration herein have been summarized on the following pages to this report. However, Comparable Rentals 1 through 8 have been given the most consideration when estimating the economic rental rates for the subject units.

                  [LOCATION MAP OF COMPARABLES APPEARS HERE]

--------------------------------------------------------------------------------
                                  OAK RAMBLE

                             [PHOTO APPEARS HERE]

------------------------------------------------------------------------------------------------------------------------------------
LOCATION                     14627 Grenadine Drive, Tampa, Florida
------------------------------------------------------------------------------------------------------------------------------------

AGE                          12 years
------------------------------------------------------------------------------------------------------------------------------------

NO. OF UNITS                 256
------------------------------------------------------------------------------------------------------------------------------------

OCCUPANCY                    96.9%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      UNIT TYPE                            UNIT SIZE                         RENT/MO.                               RENT/SF
------------------------------------------------------------------------------------------------------------------------------------
      1BR/1BA                                  820 SF                          $525                                 $.64
      1BR/1BA                                  820 SF                          $625                                 $.76
      2BR/2BA                                1,054 SF                          $650                                 $.62
      2BR/2BA                                1,054 SF                          $675                                 $.64
------------------------------------------------------------------------------------------------------------------------------------

SPECIALS                     This project is reporting no rent specials.
------------------------------------------------------------------------------------------------------------------------------------

RENT PREMIUMS                $5/Mo. - Upstairs
                             $20/Mo. - Screened Porch
                             $20/Mo. - Mirrored Wall
------------------------------------------------------------------------------------------------------------------------------------

COMMENTS                     This property is very comparable to the subject in regard to quality and amenities.
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CYPRESS RUN - PHASE I

                              [PHOTO APPEARS HERE]

------------------------------------------------------------------------------------------------------------------------------------
LOCATION               15501 Bruce B. Downs Boulevard, Tampa, Florida
------------------------------------------------------------------------------------------------------------------------------------

YEAR AGE               10.5 years
------------------------------------------------------------------------------------------------------------------------------------

NO. OF UNITS           408
------------------------------------------------------------------------------------------------------------------------------------

OCCUPANCY              95.8%
------------------------------------------------------------------------------------------------------------------------------------

     UNIT TYPE                       UNIT SIZE                         RENT/MO.                               RENT/SF
------------------------------------------------------------------------------------------------------------------------------------
     1BR/1BA                               579 SF                     $450 - $500                           $.78 - $.86
     1BR/1BA                               650 SF                     $480 - $530                           $.74 - $.82
     1BR/1BA                               781 SF                     $530 - $580                           $.68 - $.74
     2BR/1BA                               822 SF                     $580 - $630                           $.71 - $.77
     2BR/2BA                               988 SF                     $630 - $680                           $.64 - $.69
     3BR/2BA                             1,070 SF                     $745 - $800                           $.70 - $.75
------------------------------------------------------------------------------------------------------------------------------------

SPECIALS               This project is reporting no rent specials.
------------------------------------------------------------------------------------------------------------------------------------

RENT PREMIUMS          Rent premiums are included in the above set-out range.  No breakdown of individual premiums were provided to the Appraisers.
------------------------------------------------------------------------------------------------------------------------------------

COMMENTS               This property is generally comparable to the subject in regard to quality and amenities.
------------------------------------------------------------------------------------------------------------------------------------

                                   WINDRIDGE

                             [PHOTO APPEARS HERE]

-----------------------------------------------------------------------------
LOCATION         4301 Bruce B. Downs Boulevard, Tampa, Florida
-----------------------------------------------------------------------------
AGE              15 years
-----------------------------------------------------------------------------
NO. OF UNITS     264
-----------------------------------------------------------------------------
OCCUPANCY        98.9%
-----------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
-----------------------------------------------------------------------------
     1BR/1BA                  540 SF          $450                $.83
     1BR/1BA                  617 SF          $465                $.75
     1BR/1BA                  671 SF          $495                $.74
     2BR/2BA                  920 SF          $575                $.63
-----------------------------------------------------------------------------
SPECIALS         This property reports no rent specials.
-----------------------------------------------------------------------------
RENT PREMIUMS    None
-----------------------------------------------------------------------------
COMMENTS         This property is generally very comparable to the subject.
                 However, units within this development do contain screened porches or patios.
-----------------------------------------------------------------------------

                                 HIDDEN PALMS

                             [PHOTO APPEARS HERE]

------------------------------------------------------------------------------
LOCATION         1455 Bruce B. Downs Boulevard, Tampa, Florida
------------------------------------------------------------------------------
AGE              11.5 years
------------------------------------------------------------------------------
NO. OF UNITS     256
------------------------------------------------------------------------------
OCCUPANCY        97.7%
------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
------------------------------------------------------------------------------
     1BR/1BA                  650 SF          $485               $.75
     1BR/1BA                  735 SF          $520               $.71
     2BR/1BA                  862 SF          $605               $.70
     2BR/2BA                1,030 SF          $675               $.66
     2BR/2BA                1,142 SF          $715               $.63
------------------------------------------------------------------------------
SPECIALS         This project reports no rent specials.
------------------------------------------------------------------------------
RENT PREMIUMS    $10/Mo. - Second Floor
                 $20/Mo. - Third Floor
------------------------------------------------------------------------------
COMMENTS         This property is generally very comparable to the subject.
                 However, units within this development do contain screened porches or patios. These units are separately metered for
                 sewer and water consumption and tenants are responsible for these expenses.
------------------------------------------------------------------------------

                                 TURTLE CREEK

                             [PHOTO APPEARS HERE]

------------------------------------------------------------------------------
LOCATION         1910 Skipper Road, Tampa, Florida
------------------------------------------------------------------------------
AGE              12.5 years
------------------------------------------------------------------------------
NO. OF UNITS     232
------------------------------------------------------------------------------
OCCUPANCY        97.8%
------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
------------------------------------------------------------------------------
     1BR/1BA                  450 SF          $425               $.94
     1BR/1BA                  677 SF          $490               $.72
     1BR/1BA                  770 SF          $535               $.69
     2BR/2BA                  900 SF          $625               $.69
     2BR/2BA                1,010 SF          $700               $.69
------------------------------------------------------------------------------
SPECIALS         This property is reporting a rent special consisting of $100 off the second months rent for those units rented in January only.
------------------------------------------------------------------------------
RENT PREMIUMS    $15/Mo. - Second Floor
------------------------------------------------------------------------------
COMMENTS         This property is generally very comparable to the subject in regard to quality and appearance. Units within this project contain screened porches or patios and either a fireplace or microwave.
------------------------------------------------------------------------------

                                   BROADMOOR

                             [PHOTO APPEARS HERE]

------------------------------------------------------------------------------
LOCATION         8700 North 50th Street, Temple Terrace, Florida
------------------------------------------------------------------------------
AGE              11.5 years
------------------------------------------------------------------------------
NO. OF UNITS     384
------------------------------------------------------------------------------
OCCUPANCY        89.8%
------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
------------------------------------------------------------------------------
     1BR/1BA                  490 SF          $400               $.82
     1BR/1BA                  598 SF          $445               $.74
     1BR/1BA                  675 SF          $485               $.72
     2BR/1BA                  823 SF          $555               $.67
     2BR/2BA                  860 SF          $595               $.69
------------------------------------------------------------------------------
SPECIALS         This property currently reports a rent special consisting of
                 $200 off the first months rent.
------------------------------------------------------------------------------
RENT PREMIUMS    $10/Mo. - View
------------------------------------------------------------------------------
COMMENTS         This property is highly comparable to the subject in regard to quality, appearance and project and unit amenities. These units are separately metered for sewer and water consumption and tenants are responsible for these expenses.
------------------------------------------------------------------------------

                              FISHERMAN'S LANDING

                             [PHOTO APPEARS HERE]

------------------------------------------------------------------------------
LOCATION         8900 Fisherman's Point Drive, Temple Terrace, Florida
------------------------------------------------------------------------------
AGE              11 years
------------------------------------------------------------------------------
NO. OF UNITS     256
------------------------------------------------------------------------------
OCCUPANCY        95.7%
------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
------------------------------------------------------------------------------
     1BR/1BA                  600 SF          $525               $.88
     1BR/1BA                  700 SF          $560               $.80
     2BR/2BA                  900 SF          $635               $.71
     2BR/2BA                1,000 SF          $690               $.69
     3BR/2BA                1,200 SF          $880               $.73
------------------------------------------------------------------------------
SPECIALS         This project is reporting no rent specials.
------------------------------------------------------------------------------
RENT PREMIUMS    None
------------------------------------------------------------------------------
COMMENTS         This project is generally highly comparable to the subject.
                 Units within this project contain screen porches and patios and some units have fireplaces.
------------------------------------------------------------------------------

                                 CYPRESS POINT

                             [PHOTO APPEARS HERE]

------------------------------------------------------------------------------
LOCATION         5119 E. Fletcher Avenue, Tampa, Florida
------------------------------------------------------------------------------
AGE              11 years
------------------------------------------------------------------------------
NO. OF UNITS     148
------------------------------------------------------------------------------
OCCUPANCY        97.3%
------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
------------------------------------------------------------------------------
     1BR/1BA                  850 SF          $535               $.63
     2BR/2BA                1,100 SF          $690               $.63
------------------------------------------------------------------------------
SPECIALS         This project is reporting no rent specials.
------------------------------------------------------------------------------
RENT PREMIUMS    $10/Mo. - View
                 $10/Mo. - Floor
                 $10/Mo. - Corner
                 $15/Mo. - 3rd floor/fan/microwave
------------------------------------------------------------------------------
COMMENTS         This project is generally very comparable to the subject in regard to quality, appearance and project and unit amenities.
------------------------------------------------------------------------------

                                   ST. CROIX

                             [PHOTO APPEARS HERE]

-------------------------------------------------------------------------------
LOCATION         14535 Bruce B. Downs Boulevard, Tampa, Florida
-------------------------------------------------------------------------------
AGE              Phase I  - 9 to 12 years
                 Phase II - 7 years
-------------------------------------------------------------------------------
NO. OF UNITS     Phase I   -  260
                 Phase II  -  280
                 Total     -  540
-------------------------------------------------------------------------------
OCCUPANCY        95.0%
-------------------------------------------------------------------------------
     UNIT TYPE            UNIT SIZE          RENT/MO.            RENT/SF
-------------------------------------------------------------------------------
     1BR/1BA                  564 SF         $505                $.90
     1BR/1BA                  677 SF         $560                $.83
     1BR/1BA                  754 SF         $585                $.78
     1BR/1BA w/den            856 SF         $685                $.80
     2BR/2BA                  981 SF         $730                $.74
     2BR/2BA                1,111 SF         $775                $.70
-------------------------------------------------------------------------------
SPECIALS         This project is reporting a rent special on the 677 SF 1BR/1BA unit only of the first months rent free.
-------------------------------------------------------------------------------
RENT PREMIUMS    $20-$25/Mo. - 2nd Floor
                 $30-$35/Mo. - 3rd Floor
-------------------------------------------------------------------------------
COMMENTS         This is a higher quality, more up-scale development. Unit
                 amenities include screened porches or patios and either a
                 fireplace or microwave in each unit.
------------------------------------------------------------------------------

                                  ASHTON PARK

                             [PHOTO APPEARS HERE]

--------------------------------------------------------------------------------------------------------
LOCATION         2020 Skipper Road, Tampa, Florida
--------------------------------------------------------------------------------------------------------
AGE              10.5 years
--------------------------------------------------------------------------------------------------------
NO. OF UNITS     192
--------------------------------------------------------------------------------------------------------
OCCUPANCY        97.4%
--------------------------------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
--------------------------------------------------------------------------------------------------------
     1BR/1BA                  528 SF         $490                $.93
     1BR/1BA                  714 SF         $555                $.78
     1BR/1BA                  751 SF         $565                $.75
     2BR/1BA                  791 SF         $640                $.81
     2BR/2BA                  909 SF         $670                $.74
     2BR/2BA                1,013 SF         $700                $.69
--------------------------------------------------------------------------------------------------------
SPECIALS         This project is reporting no  rent specials.
--------------------------------------------------------------------------------------------------------
RENT PREMIUMS    $15/Mo. - Second Floor
--------------------------------------------------------------------------------------------------------
COMMENTS         This is a higher quality, more up-scale development.  However, the overall unit and project amenities are generally comparable to the subject property.
--------------------------------------------------------------------------------------------------------

                              MERIDIAN APARTMENTS

                             [PHOTO APPEARS HERE]

--------------------------------------------------------------------------------------------------------
LOCATION         8501 North 50th Street, Temple Terrace, Florida
--------------------------------------------------------------------------------------------------------
AGE              11.5 years
--------------------------------------------------------------------------------------------------------
NO. OF UNITS     280
--------------------------------------------------------------------------------------------------------
OCCUPANCY        97.9%
--------------------------------------------------------------------------------------------------------
     UNIT TYPE           UNIT SIZE           RENT/MO.            RENT/SF
     1BR/1BA                  460 SF         $390                $.85
     1BR/1BA                  660 SF         $445                $.67
     1BR/1BA                  720 SF         $485                $.67
     2BR/2BA                  910 SF         $560                $.62
     2BR/2BA                1,010 SF         $640                $.63
--------------------------------------------------------------------------------------------------------
SPECIALS         This project is reporting a rent special consisting of 1/2 off of February rent on the two smallest 1BR/1BA units only.
--------------------------------------------------------------------------------------------------------
RENT PREMIUMS    $10/Mo. - Upstairs
--------------------------------------------------------------------------------------------------------
COMMENTS         This is a somewhat more up-scale development. Individual units have screened porches or patios and each unit contains a
                 fireplace or a microwave.
--------------------------------------------------------------------------------------------------------

                                  EXCELLENCE

                             [PHOTO APPEARS HERE]

--------------------------------------------------------------------------------
LOCATION            13221 N. 50th Street
--------------------------------------------------------------------------------
AGE                 3.5 years
--------------------------------------------------------------------------------
NO. OF UNITS        78
--------------------------------------------------------------------------------
OCCUPANCY           100.0%
--------------------------------------------------------------------------------
UNIT TYPE                UNIT SIZE             RENT/MO.         RENT/SF
--------------------------------------------------------------------------------
1BR/1BA                       600 SF            $475             $.79
2BR/2BA                       920 SF            $660             $.72
3BR/2BA TH                  1,200 SF            $840             $.70
--------------------------------------------------------------------------------
SPECIALS            This project is reporting no rent specials.
--------------------------------------------------------------------------------
RENT PREMIUMS       None
--------------------------------------------------------------------------------
COMMENTS            This project is generally very comparable to the subject in regard to quality, appearance and project and unit
                    amenities.
--------------------------------------------------------------------------------

                   COLONIAL VILLAGE AT RIVER HILLS, PHASE II

                             [PHOTO APPEARS HERE]

--------------------------------------------------------------------------------
LOCATION            Temple Terrace Highway, Temple Terrace, Hillsborough
                    County, Florida
--------------------------------------------------------------------------------
AGE                 6.5 years
--------------------------------------------------------------------------------
NO. OF UNITS        252
--------------------------------------------------------------------------------
OCCUPANCY           92.9%
--------------------------------------------------------------------------------
UNIT TYPE                UNIT SIZE          RENT/MO.            RENT/SF
--------------------------------------------------------------------------------
1BR/1BA                       630 SF         $459                $.73
1BR/1BA                       705 SF         $529                $.75
2BR/2BA                       950 SF         $659                $.69
2BR/2BA                       960 SF         $649                $.68
--------------------------------------------------------------------------------
SPECIALS            This project is reporting rent specials consisting of one
                    month free rent on 2BR/2BA units only.
--------------------------------------------------------------------------------
RENT PREMIUMS       $10/month - View
                    $10/month - Floor
--------------------------------------------------------------------------------
COMMENTS            This is a newer project which is generally very comparable to the subject. Units within this development contain
                    screened porches or patios.
--------------------------------------------------------------------------------


                               RENTAL SUMMARY

           Comparable   Comparable    Comparable    Comparable    Comparable   Comparable   Comparable   Comparable     Colonial
            Rental #1    Rental #2     Rental #3     Rental #4     Rental #5    Rental #6    Rental #7    Rental #8    Village at
Unit Type                                                                                                             River Hills -
                                                                                            Fisherman's                  Phase I
           Oak Ramble  Cypress Run I   Windridge   Hidden Palms  Turtle Creek   Broadmoor     Landing   Cypress Point   (Subject)

1BR/1BA      820 SF        579 SF        540 SF       650 SF        677 SF       490 SF       600 SF       850 SF        734 SF
            $525/Mo.       $450-        $450/Mo.     $485/Mo.      $490/Mo.     $400/Mo.     $525/Mo.     $535/Mo.      $474/Mo.
            $.64/SF       $500/Mo.      $.83/SF      $.75.SF       $.72/SF      $.82/SF      $.88/SF      $.63/SF       $.65/SF
                        $.78-$.86/SF
             820 SF                      617 SF       735 SF        770 SF       598 SF       700 SF
            $625/Mo.       650 SF       $465/Mo.     $520/Mo.      $535/Mo.     $445/Mo.     $560/Mo.
            $.76/SF        $480-        $.75/SF      $.71/SF       $.69/SF      $.74/SF      $.80/SF
                          $530/Mo.
                        $.74-$.82/SF     671 SF                                  675 SF
                                        $495/Mo.                                $485/Mo.
                           781 Sf       $.74/SF                                 $.72/SF
                           $530-
                          $580/Mo.
                        $.68-$.74/SF

2BR/1BA       N/A          822 SF         N/A         862 SF          N/A        823 SF         N/A          N/A          N/A
                           $580-                     $605/Mo.                   $555/Mo.
                          $630/Mo.                   $.70/SF                    $.67/SF
                        $.71-$.77/SF

2BR/2BA     1,054 SF       988 SF        920 SF      1,030 SF       900 SF       860 SF       900 SF       1,100 SF      977 SF
            $650/Mo.       $630-        $575/Mo.     $675/Mo.      $625/Mo.     $595/Mo.     $635/Mo.      $690/Mo.     $594/Mo.
            $.62/SF       $680/Mo.      $.63/SF      $.66/SF       $.69/SF      $.69/SF      $.71/SF       $.63/SF      $.61/SF
                        $.64-$.69/SF
            1,054 SF                                 1,142 SF      1,010 SF                  1,000 SF
            $675/Mo.                                 $715/Mo.      $700/Mo.                  $690/Mo.
            $.64/SF                                  $.63/SF       $.69/SF                   $.69/SF

3BR/2BA       N/A         1,070 SF        N/A          N/A           N/A          N/A        1,200 SF         N/A         N/A
                           $745-                                                             $880/Mo.
                          $800/Mo.                                                           $.73/SF
                        $.70-$.75/SF

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

Current rental rates at the subject project reflect base rental rates of $474 per month for a one-bedroom/one-bath unit and $594 per month for a two-bedroom/two bath unit. These rates reflect $.65/SF for the one-bedroom units and $.61/SF for the two-bedroom units.

A chart summarizing the current quoted rents on a per month and a per square foot basis for those projects and units considered most directly comparable to the subject has been presented on the facing page of this report. Those rental apartment communities considered to provide the best indications of the subject property's economic rents include Oak Ramble, Cypress Run Phase I, Windridge, Hidden Palms, Turtle Creek, Broadmoor, Fisherman's Landing and Cypress Point.

The eight comparable rental apartment communities considered to provide the best available indications of economic rent provide a relatively tight range of economic rent indicators for the subject, on both a rent per month and rent per square foot basis.

Within these comparable properties, quoted rents for those units most closely approximating the size of the subject units have ranged from $480 to $560 per month and $.68/SF to $.80/SF for one-bedroom units and have ranged from $575 to $690 per month and from $.63/SF to $.69/SF for two-bedroom units. The average rent for the one-bedroom units given primary consideration herein equaled $515 per month and $.73/SF. The average rent for the two-bedroom units given primary consideration herein equaled $660 per month and $.66/SF.

Based upon the preceding data, it appears that the subject property's current base rents are adequately supported by the market. In addition, it should be noted that the subject rents are $5 per month below the subject's reported rents of approximately one year ago. The subject's current base rents are at the lower end of the range of rents for those units given primary consideration in this economic rent analysis, both on a per month and per square rents basis. However, given the location, quality, appearance, condition and overall amenity levels associated with the subject, the subject's current base rents are considered reflective of economic rent for the property.

Therefore, the estimated base economic rent for the subject property has been estimated as follows:

     ------------------------------------------------------------------------
         # OF UNITS     UNIT TYPE     UNIT SIZE    ESTIMATED RENT  RENT/SF
     ------------------------------------------------------------------------
             128        1BR/1BA       734 SF           $474         $.65
     ------------------------------------------------------------------------
             120        2BR/2BA       977 SF           $594         $.61
     ------------------------------------------------------------------------

The above economic rent estimates produce a potential gross base rental income for the subject property of $1,583,424.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

The above economic rent estimates for the subject property relate to the base units within the subject property. At the present time rent premiums are being charged at the subject property for units with superior features over the base units. The current rent premiums and the number of units achieving these rent premiums have been summarized below.

          ----------------------------------------------------------
               FEATURE        RENT PREMIUMS       NO. OF UNITS
                                 $/MONTH          WITH FEATURE
          ----------------------------------------------------------
             View Amenity        $20/Mo.               96
          ----------------------------------------------------------
           Second Floor Unit     $10/Mo.              124
          ----------------------------------------------------------
             Deluxe Unit         $25/Mo.               26
          ----------------------------------------------------------
             Washer/Dryer        $20/Mo.               15
          ----------------------------------------------------------

Based upon a review and analysis of the rent premiums currently being charged at the subjects most direct competitors, it appears that the subjects current rent premiums are adequately supported in the market. Therefore, the potential gross income from rent premium income has been estimated at $49,320.

After estimating the economic rent applicable to the subject property, consideration has not yet been given to the ancillary income earning potential associated with the development. Ancillary income at similar projects tend to range from approximately $10 to $15 per unit per month. In 1993 the subject property reflected ancillary income of $56,249 or $18.90 per unit per month, in 1994 the subject property reflected ancillary income of $53,642 or $18.02 per unit per month, in 1995 the subject property reflected ancillary income of $57,019 or $19.16 per unit per month, and in 1996 the subject property reflected ancillary income of $55,299 or $18.58 per unit per month. In 1997 the subject property reflected ancillary income of $88,268 or $29.66 per unit per month.

This project's total other income has included a number of revenue sources which relate to such items as court-reimbursed income from evictions, interest income and termination fees. Recognizing this, an ancillary income based on $20.00 per unit per month has been estimated in order to recognize the stabilized operations associated with the subject property. Based upon this estimate the total ancillary income from the subject operations would equal approximately $59,520.

Thus, the potential gross income for the subject property including both base rent, rent premiums and ancillary income would equal $1,692,264.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

In previous years, rent incentives and move-in specials were the norm within the market and were required marketing tools due to the low occupancy levels being achieved within the market during this time frame. During the period between 1992 and 1994, overall occupancy levels within the market generally strengthened as the excess apartment inventory associated with previous over-building was absorbed. This overall strengthening within the market resulted in many properties quoting base rent levels with no move-in specials. However, substantial levels of new multifamily apartment development have occurred within the market over the last 36 months and overall occupancy levels within the market have fluctuated in response to the increased availability of rental apartment units.

The subject Colonial Village At River Hills Phase I development was impacted by the opening and rent-up of the adjoining Phase II development in 1991-1992, however, both of these developments achieved stabilization by 1994. The Colonial Village At River Hills Phase III development began rental operations in August 1996 and it appears that the availability of these new units and the rent-up of the Phase III project has negatively impacted the operations of Phases I and II. The subject property reports a current occupancy level of 89.5%, which is substantially below the average occupancy level of 94.7% reflected by the Appraiser's survey of competing apartment communities within the subject market area.

The subject property is currently offering a rent special of one month free rent on 2BR/2BA units only. Our survey of thirteen of the subject's most direct competitors revealed that eight of these properties reported no rent specials and five of the properties reported rent specials ranging from $100 off the second months rent to one month of free rent on selected units. During 1993 the subject property reflected rent losses due to concessions of $56,591, during 1994 reflected rent losses due to concessions of $19,405, during 1995 reflected rent losses due to concessions of $23,487, and during 1996 reflected rent losses due to concessions of $24,695. During 1997 the subject property reflected rent losses due to concessions of $96,672. As previously discussed, the continuing rent up of Colonial Village At River Hills Phase III has negatively impacted the operations of the subject property and the high 1997 income losses due to rent incentives are attributed primarily to this factor. Phase III is approaching rent-up and the subject property should be able to maintain stabilized operations with more moderate rent incentives upon the completion of the Phase III rent-up.

It appears logical and reasonable to expect that rent incentives will be necessary to achieve and maintain stabilized operations at the subject property. Therefore, a $25,000 deduction for rent losses due to incentives has been utilized within this analysis.

The summation of the estimated incomes and the deduction for rent incentives results in producing total estimated gross potential income applicable to the subject property of $1,667,264. The 1996 and 1997 income and expense statements
applicable to the subject property were also reviewed.   According to the income
statements, the base scheduled rent associated with the subject property, including ancillary income and discounts for rent concessions, and prior to deductions for vacancy and credit losses, equaled $1,664,336 in 1996 and $1,656,636 in 1997. The 1996 and 1997 rent appears to compare favorably with the economic rent estimates as set out herein.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

VACANCY AND COLLECTION LOSSES
-----------------------------

The next step in the Income Approach, after estimating the rental and ancillary income applicable to the subject project, pertains to estimating the vacancy and collection losses applicable to the subject property. Within the Highest and Best Use section to this appraisal a total of 3,794 units were surveyed within the subject's competitive market area. These units represented relatively new apartments which directly compete with the subject. The survey reflected an overall occupancy rate of 94.7%. Projects surveyed had occupancies ranging from a low of 89.5% (subject) to a high of 100.0%. During 1992, the subject property achieved an overall annual average occupancy of 88.3%, during 1993 the subject property achieved an average annual occupancy level of 92.5%, during 1994 the subject property achieved an average annual occupancy level of 95.5%, during 1995 the subject property achieved an average annual occupancy level of 95.0%. The subject's 1996 average occupancy level equaled 91.8% and the 1997 average occupancy level equaled approximately 86.0%. At the date of inspection the subject property was reporting an 89.5% occupancy level. The subject's relatively low average occupancy level in 1992 can be directly correlated to the opening and subsequent rent-up of Colonial Village At River Hills, Phase II. It also appears that the opening of Phase III of the Colonial Village At River Hills development in August 1996 has also negatively effected the current occupancy levels of the subject. The negative effects of the Phase III opening will most probably continue to effect the subject property until the new Phase III units are absorbed.

Therefore, based upon this data, the estimated vacancy losses for the subject's operations have been estimated at 7% of potential gross income. An additional
 .5% deduction for collection losses has also been taken. The total vacancy and collection loss estimate based on 7.5% results in an estimated vacancy and collection losses for the subject property at $125,045.

Based upon these income and vacancy and collection loss estimates, the effective gross income has been estimated at $1,542,219. This estimate has been compared with the actual operations at the subject project during 1996 and 1997. The income statements for the subject project indicate that the total revenue achieved by the subject during 1996 equaled $1,488,342 and in 1997 equaled $1,391,153.

ANALYSIS OF OPERATING EXPENSES:
------------------------------

Three potential methods of calculating operating costs have been considered when estimating the operating expenses for the subject rental apartment project. These methods include a review of actual historical operating data or budgets, the preparation of departmental operating cost estimates based upon interviews with suppliers of services, and a review of operating costs at similar rental apartment communities.

During past years, it has become apparent in the multifamily industry that it is not necessarily in the best interests of some apartment developers and operators to minimize operating expenses. Some operators have viewed operating expenses as a profit center. Examples of excessive operating costs are noted in attempts by some to maximize the blue sky limits, charge market supported management fees plus non-market supported add-ons, participate in advertisement pooling, maintenance pooling and the lack of utilization related to discounts for on-time or early payments.

--------------------------------------------------------------------------------

In preparing this appraisal, financial data relating to the past operations of the subject property was provided for review.

Recognizing the preceding factors, each of the available methods in estimating the operating expenses for the subject property have been considered.

ACTUAL OR BUDGETARY EXPENSES:
----------------------------

The subject's 1992 income and expense statement reported expenses of $696,576 or $2,809 per unit and $3.30 per square foot, the subject's 1993 income and expense statement reported expenses of $680,824 or $2,745 per unit and $3.22 per square foot, and the subject's 1994 income and expense statement reported expenses of $804,348 or $3,243 per unit and $3.81 per square foot and the subject's 1995 income and expense statement reported expenses of $773,082 or $3,117 per unit and $3.66 per square foot. The subject's 1996 and 1997 actual operating expenses have been summarized by expense category as follows:

  ---------------------------------------------------------------------------------------------
          EXPENSE ITEM                       1996 EXPENSES (ACTUAL)    1997 EXPENSES (ACTUAL)
  ---------------------------------------------------------------------------------------------
    Administrative                                  $ 21,360                $ 29,016
  ---------------------------------------------------------------------------------------------
    Salaries and Payroll                            $119,576                $ 96,737
  ---------------------------------------------------------------------------------------------
    Management                                      $ 73,001                $ 68,427
  ---------------------------------------------------------------------------------------------
    Utilities                                       $116,287                $120,869
  ---------------------------------------------------------------------------------------------
    Advertising and Promotion                       $ 18,857                $  5,651
  ---------------------------------------------------------------------------------------------
    Maintenance                                     $263,503                $214,562
  ---------------------------------------------------------------------------------------------
    Property Tax                                    $154,076                $152,010
  ---------------------------------------------------------------------------------------------
    Insurance                                       $ 19,819                $ 29,489
  ---------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES                        $786,479                $716,761
  ---------------------------------------------------------------------------------------------
    Expenses Per Unit                               $3,171/Unit             $2,890/Unit
  ---------------------------------------------------------------------------------------------
    Expenses Per SF of Living Area                  $3.72/SF                $3.39/SF
  ---------------------------------------------------------------------------------------------

DEPARTMENTAL ESTIMATES:
----------------------

A second method of estimating operating expenses involves breaking down the operating costs into various departments, such as management, taxes, insurance, maintenance, utilities, etc. This method involves calling suppliers related to the major services for the subject property in order to present an estimate as to potential operating expenses. In the case of the subject property, a current tax estimate (as described within the Assessment and Taxes section to this report) was obtained. The suppliers of sewer, water and garbage have been contacted and the subject building features were reviewed in order to determine the levels of anticipated future maintenance. Based upon these activities, operating expenses under current market conditions for the subject property should approximate $746,087 annually or $3,008 per unit and $3.53 per square foot.

--------------------------------------------------------------------------------

The estimated departmental expenses for the subject property have been summarized as follows:

   -----------------------------------------------------------------------
              EXPENSE ITEM                 ESTIMATED ANNUAL EXPENSE
   -----------------------------------------------------------------------
     Payroll                                                    $100,000
   -----------------------------------------------------------------------
     Payroll Taxes                                              $ 15,000
   -----------------------------------------------------------------------
     Office Operation                                           $ 25,000
   -----------------------------------------------------------------------
     Management @ 4% of EGI                                     $ 61,689
   -----------------------------------------------------------------------
     Utilities                                                  $125,000
   -----------------------------------------------------------------------
     Real Estate and Personal Property Taxes                    $151,898
   -----------------------------------------------------------------------
     Insurance                                                  $ 30,000
   -----------------------------------------------------------------------
     Building Maintenance                                       $150,000
   -----------------------------------------------------------------------
     Yard Maintenance                                           $ 55,000
   -----------------------------------------------------------------------
     Advertising                                                $ 20,000
   -----------------------------------------------------------------------
     Pest Control                                               $  7,500
   -----------------------------------------------------------------------
     Miscellaneous                                              $  5,000
   -----------------------------------------------------------------------
     TOTAL ESTIMATED OPERATING EXPENSES                         $746,087
   -----------------------------------------------------------------------
     Expenses Per Unit                                       $3,008/Unit
   -----------------------------------------------------------------------
     Expenses Per SF of Living Area                             $3.53/SF
   -----------------------------------------------------------------------

EXPENSE COMPARABLE ANALYSIS:
----------------------------

The third method of estimating operating expenses for the subject property is the review of comparable properties in order to obtain operating expense data. Operating expense data relating to 7 comparable sales of similar apartment complexes that occurred between 1994 and 1996 have been obtained for review. A summary of expenses for those sales that could be analyzed has been set out as follows:

--------------------------------------------------------------------------------

     ------------------------------------------------------------
         SALE #   APARTMENT COMPLEX   EXPENSES UNIT PER YEAR
     ------------------------------------------------------------
          1        Bay Oaks             $4.94/SF or $3,000/Unit
     ------------------------------------------------------------
          2        Palencia             $4.17/SF or $3,230/Unit
     ------------------------------------------------------------
          3        St. Croix            $4.14/SF or $3,100/Unit
     ------------------------------------------------------------
          4        Chesapeake           $4.38/SF or $2,957/Unit
     ------------------------------------------------------------
          5        Essex Place          $4.39/SF or $3,665/Unit
     ------------------------------------------------------------
          6        Hidden Palms         $3.62/SF or $2,775/Unit
     ------------------------------------------------------------
          7        Lakewood Place       $3.24/SF or $2,548/Unit
     ------------------------------------------------------------

A published source of expense data for rental apartment communities was also reviewed. This source pertains to the 1996 edition of Conventional Apartments' Income/Expense analysis published annually by the Institute of Real Estate Management. Within the Tampa/St. Petersburg Metropolitan Area, 53 projects encompassing 10,228 apartments and 8,272,960 square feet responded to the management survey. The survey indicates that the median operating expenses for these projects reflected $3.80 per square foot and $2,929 per unit.

Several methods have been utilized to estimate operating expenses for the subject property. The three methods that were utilized have produced the expense data below.

-----------------------------------------------------------------------------------------------------------------
                                                              EXPENSES PER                   EXPENSES PER
                                                             APARTMENT UNIT               SF OF LIVING AREA
-----------------------------------------------------------------------------------------------------------------
 EXPENSES BASED ON A REVIEW OF THE SUBJECT'S 1996         $2,890/UNIT - $3,171/UNIT         $3.39/SF - $3.72/SF
 AND 1997 OPERATING STATEMENTS.
-----------------------------------------------------------------------------------------------------------------
 ESTIMATED EXPENSES BASED UPON APPRAISER'S REVIEW                 $3,008/UNIT                  $3.53/SF
 AND RECONSTRUCTION OF EXPENSE DATA.
-----------------------------------------------------------------------------------------------------------------
 RANGE OF EXPENSES INDICATED FOR THE SUBJECT              $2,548/UNIT - $3,665/UNIT         $3.24/SF - $4.94/SF
 PROPERTY BASED UPON A REVIEW OF EXPENSES
 EXPERIENCED WITHIN SIMILAR APARTMENT COMPLEXES.
-----------------------------------------------------------------------------------------------------------------

When estimating the operating expenses necessary to operate and manage the subject property, the primary weight and consideration has been given to the first two methods of expense analysis set out herein. Since these methods of expense analysis reflect the subject's actual operations, as well as the Appraiser's review and analysis of those expenses directly applicable to the operations of the subject property, these sources of estimating expenses are considered most applicable to this analysis. The third method of expense analysis set out herein reflects expenses at generally similar properties which may or may not be directly comparable to the subject.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

The subject's 1996 and 1997 operating statements have reflected expense levels of $2,890 to $3,171 per apartment unit and $3.39 to $3.72 per square foot of heated living area. The reconstruction of operating expenses for the subject has reflected estimated operating expenses of $3,008 per apartment unit and $3.53 per square foot of heated living area.

Based upon this data, the operating expenses for the subject property have been estimated at $3.55/SF of heated living area. The total estimated operating expenses for the subject property have been calculated as follows:

                    211,192 SF @ $3.55/SF =         $749,732

                    Rounded To:                     $750,000

These total estimated expenses for the subject property equate to $3,024 per apartment unit, and appears adequately supported by the expense data described and presented herein.

The total operating expenses estimated for the subject property are to be subtracted from the subject's estimated effective gross income. The subtraction of total expenses from the estimated effective gross income will produce the estimated net income for the subject property. The estimated net income is then capitalized into a value estimate by dividing an appropriate overall capitalization rate into the estimated net income for the property.

Overall Capitalization Rate
---------------------------

The selection of an appropriate overall capitalization rate for the subject property is one of the most important elements to be analyzed within the Income Approach to value. When estimating the appropriate overall capitalization rate for the subject property's income stream, one of the best sources of market data relating to overall capitalization rates would involve the direct extraction of the appropriate capitalization rate from recent sales of comparable rental apartment properties.

The Market Approach to value, as set out herein, includes multifamily rental apartment projects located within the subject market area. All seven comparables represent the acquisition of large, well designed apartment communities, most of which are prime investment grade in quality. Capitalization rates reflected by the seven comparables ranged from 8.9% to 10.7%. This is considered to be a reasonably tight range in overall capitalization rates. The overall capitalization rates reflected by the comparable sales data extracted from the Tampa market has been summarized on the following page:

--------------------------------------------------------------------------------

   ---------------------------------------------------------------------------
        SALE                    DATE OF SALE       OVERALL CAPITALIZATION RATE
   ---------------------------------------------------------------------------
     1)  Bay Oaks                 April 1997                10.7%
   ---------------------------------------------------------------------------
     2)  Palencia                 March 1997                 9.1%
   ---------------------------------------------------------------------------
     3)  St. Croix             December 1996                 9.5%
   ---------------------------------------------------------------------------
     4)  Chesapeake            December 1996                 9.1%
   ---------------------------------------------------------------------------
     5)  Essex Place                May 1996                 9.6%
   ---------------------------------------------------------------------------
     6)  Hidden Palms               May 1995                 8.9%
   ---------------------------------------------------------------------------
     7)  Lakewood Place           March 1994                 9.2%
   ---------------------------------------------------------------------------

In addition to this market-derived data, we have also given consideration to published capitalization rate data available from the July 1997 Korpacz Real Estate Investor Survey and the American Council of Life Insurance Investment Bulletin. The American Council of Life Insurance Investment Bulletin is a quarterly publication which provides detailed data on mortgage commitments on commercial properties throughout the United States. The September 3, 1996 Investment Bulletin reported an overall average capitalization rate of 8.9% from 95 transactions involving apartment developments throughout the United States. The July 1997 Korpacz Real Estate Investor Survey reported average overall capitalization rates for apartment transactions at 8.93% in the second quarter of 1997 and 8.9% in the third quarter of 1997.

The final method of estimating an overall capitalization rate for utilization within the Income Approach to value is the Band of Investment method. The loan terms utilized in building the capitalization rate are based upon stabilized market conditions. The mortgage rate has been estimated to reflect conditions which include a 25-year amortization, a 75% loan to value ratio, a 10 to 15 year balloon and an interest rate of 7.6%. Due to the current financial market conditions, numerous mortgage variations and alternatives are available. The terms, as set out herein, appear to be the most appropriate and reflect basically a stabilized interest rate level.

The equity dividend rate (cash on cash or cash throw-off to the equity position) has been estimated at 10% for the subject property due to the small size of this complex. This equity dividend rate applies to the stabilized income stream. The equity dividend rate recognizes not only the benefits of cash flow, but in the case of the subject, gives weight to the appreciation aspects of the property, tax advantages, potential for increasing cash flows over time, the asset leverage potential and the strong demand for quality multifamily projects in the investment markets.

The overall capitalization rate for the subject property contemplates a loan to value ratio of 75% at a 7.6% annual interest rate amortized over 25 years and has been calculated as follows:

VALUATION: (CONT.D)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Mortgage Requirement               .75 x .08946                .0671
--------------------------------------------------------------------------------
Equity Requirement                  .25 x .1000                .0250
--------------------------------------------------------------------------------
Overall Capitalization Rate                                    .0921
--------------------------------------------------------------------------------

Based upon this data, and with primary weight being placed upon the capitalization data directly extracted from the sales data, the appropriate overall capitalization rate for the subject property has been estimated at 9.25%. This rate is bracketed by the indicated capitalization rates reflected by the data reviewed herein; and, recognizing the location and quality of the subject, as well as its operating performance, this overall capitalization rate appears adequately supported within the market.

The estimated net operating income for the subject property is to be divided by the overall capitalization rate of 9.25% which will then produce a market value indication for the subject property via the Income Approach to value.

The subject property is affected by curable physical deterioration (deferred maintenance). The estimated cost to cure these items was previously stated at $315,000. In order to produce a final "as-is" value indication for the subject property via the Income Approach, it was necessary to subtract the cost to cure from the value indication produced from the Income Approach.

The indicated final value of the subject property, as produced by the application of the Income Approach to value, has been summarized as follows:

     ---------------------------------------------------------------------------
     Total indicated value of the subject property, as if curable
     deficiencies were corrected                                     $8,565,000
     ---------------------------------------------------------------------------
     Less: estimated amount to correct curable physical deficiencies $ (315,000)
     ---------------------------------------------------------------------------
     Indicated final value                                           $8,250,000
     ---------------------------------------------------------------------------

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------


     ---------------------------------------------------------------------------

                                 INCOME APPROACH SUMMARY

     ---------------------------------------------------------------------------


     Potential Gross Rental Income:

           128   1BR/1BA x $474/mo. x 12  =  $728,064
           120   2BR/2BA x $594/mo. x 12  =  $855,360

                                                                   $1,583,424

     Plus: Total Potential Rent Premium Income                     $   49,320

     LESS:  Rent Concessions                                       $  (25,000)

     PLUS:  Ancillary Income (248 units @ $20.00/mo.)              $   59,520
                                                                   ----------

     Potential Gross Income                                        $1,667,264

     LESS:  Vacancy and Collection Losses @ 7.5%                   $ (125,045)
                                                                   ----------

     Effective Gross Income                                        $1,542,219

     LESS:  Operating Expenses                                     $ (750,000)
                                                                   ----------

     Net Operating Income                                          $  792,219
     Divided by:  Overall Rate                                          .0925
                                                                   ----------
     Indicated Market Value Via The Income Approach                $8,564,530
     Rounded To                                                    $8,565,000
     Less: Cost To Cure Deferred Maintenance                       $  315,000
                                                                   ----------
     Indicated Final Market Value Via The Income Approach          $8,250,000
     ------------------------------------------------------------------------

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

MARKET APPROACH
---------------

Comparable sales of similar improved multifamily rental apartment projects have been researched as the basis for estimating the market value of the subject project via the Market Approach. The Market Approach or Direct Sales Comparison Approach is defined as:

     "That approach in appraisal analysis which is based on the proposition that an informed purchaser would pay no more for a property than the cost of acquiring an existing property with the same utility. This approach is applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources. The direct sales comparison approach is relatively unreliable in an inactive market or in estimating the value of the properties for which no real comparable sales data are available. It is also questionable when sales data cannot be verified with principals to the transaction. This approach to value is referred to as the Direct Sales Comparison Approach, the Market Comparison or Market Data Approach."

In developing a market value estimate for the subject project via the Market Approach, the Tampa/St. Petersburg Metropolitan Area has been researched for comparable sales relating to similar multifamily rental apartment projects. Several comparable sales were located which appear to provide a reasonable indication of value for the subject facility. All of the sales are newer multifamily rental apartment developments which were constructed during the 1980's and 1990's.

In estimating the market value of the subject property, primary weight and emphasis has been placed upon the following comparable sales data.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                             COMPARABLE SALE NO. 1
                                   BAY OAKS

Address:          3105 Bay Oaks Court, Tampa, Florida

Section/
Township/Range:   27-29-15 (Hillsborough County)

Date of Sale:     April 1997

Recorded:         Official Records Book 8540, Page 1590

Sales Price:      $5,960,000

Financing:        Cash to seller.

Grantor:          FRM Properties

Grantee:          Bay Oaks, L.P.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 1 (CONTD.)
                    ---------------------------------------

Improvement Data:        The complex consists of two-story buildings of frame
                         construction with wood siding/stucco exterior finishes and gable/hip composition shingle roofs. There are 176 units with an average unit size of 607 square feet comprising a total rentable area of 106,896 square feet. Features and amenities include: One swimming pool, fitness center and laundry facilities.

Year Built:              1974

No. of Units:            176

Average Unit Size:       607 SF

Unit Mix:                    No.                   BR/BA               S.F.
                             ---                   -----               ----
                              36                   1/1                 400
                             104                   1/1                 600
                              36                   2/2                 836

Financial Information:   Gross Income       $1,256,322
                         Vacancy            $   87,943
                         EGI                $1,168,379
                         Expenses           $  528,000
                         NOI                $  640,379

Units of Comparison:     Price/SF               $55.76
                         Price/Room         $   10,567
                         Price/Unit         $   33,864
                         GRM                       4.7
                         EGIM                     5.10
                         OAR                     10.7%

Comments:  Bay Oaks is located along Bayshore Boulevard just south of Bay to Bay
           Boulevard in south Tampa. The financial data is based on actual gross income with a 7% vacancy/collections loss allowance, and expenses estimated at $3,000 per unit.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                             COMPARABLE SALE NO. 2
                                   PALENCIA

Address:          8450 Palencia Drive, Tampa, Florida

Section/
Township/Range:   34-27-18(Hillsborough County)

Date of Sale:     March 1997

Recorded:         Official Records Book 8491, Page 274

Sales Price:      $14,925,000

Financing:        Cash to seller.

Grantor:          FPI Palencia, Ltd.

Grantee:          Ambassador X, L.P.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 2 (CONTD.)
                    ---------------------------------------

Improvement Data:        The complex consists of two and three story buildings
                         of frame construction with wood siding/stucco exterior finishes and gable/hip composition shingle roofs. There are 420 units with an average unit size of 774 square feet comprising a total rentable area of 325,156 square feet. Features and amenities include: Two swimming pools, a Jacuzzi, two clubhouses, two lighted tennis courts, two air conditioned racquetball courts, fitness center, car wash, and on-site laundries.

Year Built:              1985

No. of Units:            420

Average Unit Size:       774 SF

Unit Mix:                No.                       BR/BA               S..F
                         ---                       -----               ----
                         120                       1/1                 590
                         108                       1/1                 735
                          32                       2/1                 850
                          32                       2/2                 850
                         128                       2/2                 942

Financial Information:      Gross Income          N/A
                            Vacancy               N/A
                            EGI             $2,715,127
                            Expenses        $1,356,327
                            NOI             $1,358,800

Units of Comparison:        Price/SF        $    45.90
                            Price/Room      $   10,279
                            Price/Unit      $   35,536
                            GRM                    N/A
                            EGIM                  5.50
                            OAR                    9.1%

Comments:  Palencia is located at the northeast quadrant of North Dale Mary
           Highway and Bearss Avenue, in the Carrollwood area of Northwest Tampa. The property features an attractively landscaped low density site with 12 large retention lakes. The financial information represents current income and expenses.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                             COMPARABLE SALE NO. 3
                                   ST. CROIX

Address:          14535 Bruce B. Downs Boulevard, Tampa, Florida

Section/
Township/Range:   4/28/19 (Hillsborough County)

Date of Sale:     December 1996

Recorded:         Official Records Book 8399, Page 1366

Sales Price:      $22,600,000

Financing:        Cash to seller.

Grantor:          High VIII Ltd. Partnership

Grantee:          John H. Streicher, Trustee

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 3 (CONTD.)
                    ---------------------------------------

Improvement Data:        The complex consists of two and three story buildings
                         of frame construction with wood siding and gable/hip concrete tile roofs. There are 540 units with an average unit size of 748 square feet comprising a total rentable area of 403,877 square feet. Features and amenities include: Two swimming pools, two spas, cabana/exercise room, clubhouse, three lighted tennis courts, volleyball court, laundry facilities and security entrance.

Year Built:              1988/1990

No. of Units:            540

Average Unit Size:       748 SF

Unit Mix:                No.                       BR/BA               S..F
                         ---                       -----               ----
                         120                       1/1                  564
                         108                       1/1                  658
                          60                       1/1                  677
                          30                       1/1                  754
                          66                       1/1                  747
                          25                       2/1                  851
                          15                       2/1                  856
                          80                       2/2                  981
                          36                       2/2                 1111

Financial Information:   Gross Income             N/A
                         Vacancy                  N/A
                         EGI                $3,822,120
                         Expenses           $1,674,000
                         NOI                $2,148,120

Units of Comparison:     Price/SF           $    55.96
                         Price/Room         $   12,725
                         Price/Unit         $   41,852
                         GRM                       N/A
                         EGIM                     5.91
                         OAR                       9.5%

Comments:  St. Croix is located on the south side of Bruce B. Downs Boulevard, west of Skipper Road. The improvements were developed in two phases; Phase I contains 260 units in 12 buildings and was completed in 1988 and Phase II contains 280 units in 13 buildings completed in 1990.The improvements are of good quality, have been well maintained with periodic upgrades and were considered to be in good condition at the time of sale. The financial information represents current income and expenses.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                             COMPARABLE SALE NO. 4
                                  CHESAPEAKE

Address:          4711 South Himes Avenue, Tampa, Florida

Section/
Township/Range:   4/30/18(Hillsborough County)

Date of Sale:     December 1996

Recorded:         Official Records Book 8402, Page 500

Sales Price:      $10,700,000

Financing:        Cash to seller.

Grantor:          Chesapeake Associates Limited Partnership

Grantee:          Security Capital Atlantic Incorporated

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 4 (CONTD.)
                    ---------------------------------------

Improvement Data:        The complex consists of two-story buildings of frame
                         construction with wood siding and gable/hip composition shingle roofs. There are 328 units with an average unit size of 675 square feet comprising a total rentable area of 221,304 square feet. Features and amenities include: One swimming pool, fitness center, Jacuzzi and laundry facilities.

Year Built:              1985

No. of Units:            328

Average Unit Size:       675 SF

Unit Mix:                No.                       BR/BA               S.F.
                         ---                       -----               ----

                         80                         1/1                  474
                         80                         1/1                  564
                         64                         1/1                  696
                         64                         2/2                  860
                         30                         2/2                  928
                         10                         2/2                1,084


Financial Information:   Gross Income          $2,045,236
                         Vacancy               $  102,262
                         EGI                   $1,942,974
                         Expenses              $  970,000
                         NOI                   $  972,974
Units of
Comparison:              Price/SF                  $48.35
                         Price/Room            $   14,903
                         Price/Unit            $   32,622
                         GRM                          5.2
                         EGIM                        5.51
                         OAR                          9.1%

Comments:  The complex is located on the west side of South Himes Avenue, north of Gandy Boulevard in south Tampa. According to Mr. Baad, approximately $750,000 will be expended in capital improvements over the coming year. Capital improvements will include new office and clubhouse finish, exterior painting of the buildings, upgraded landscaping, and installation of submeters for sewer and water usage. Approximately 30% of the units have washer and dryer connections which obtain a $15 premium per month. Based upon the capital improvement program planned, most of the improvements will be cosmetic and not necessarily required at this time. The recorded sale price is $10,700,000.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                             COMPARABLE SALE NO. 5
                                  ESSEX PLACE

Address:          3415 West Hillsborough Avenue, Tampa, Florida

Section/
Township/Range:   34/28/18(Hillsborough County)

Date of Sale:     May 1996

Recorded:         Official Records Book 8152, Page 1907

Sales Price:      $5,250,000(Adjusted)

Financing:        Assumption of existing loan having a balance of $165,741. The balance was paid in cash.

Grantor:          Tampa Essex Place Associates

Grantee:          Merry Land and Investment Company, Inc.

VALUATION: (CONT'D.)
--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                    IMPROVED COMPARABLE SALE NO. 5 (CONTD.)
                    ---------------------------------------

Improvement Data:        The complex consists of three-story buildings of frame
                         construction with stucco exteriors and gable/hip concrete tile roofs. There are 148 units with an average unit size of 834 square feet comprising a total rentable area of 123,456 square feet. Features and amenities include: One swimming pool, spa, fitness center, clubhouse and laundry facilities.

Year Built:              1989

No. of Units:            148

Average Unit Size:       834 SF

Unit Mix:                No.                       BR/BA                S.F
                         ---                       -----                ---
                         22                         1/1                 643
                         12                         1/1                 715
                         10                         1/1                 729
                         24                         1/1                 750
                         24                         1/1                 838
                         28                         2/2                 955
                         28                        12/2                1021

Financial Information:   Gross Income           $1,134,864
                         Vacancy                $   90,789
                         EGI                    $1,044,075
                         Expenses               $  542,423
                         NOI                    $  501,652

Units of
Comparison:              Price/SF                   $42.53
                         Price/Room             $    8,387
                         Price/Unit             $   35,473
                         GRM                           4.6
                         EGIM                         5.03
                         OAR                           9.6%

Comments:  Essex Place is located in the northeast quadrant of Hillsborough
           Avenue and Himes Avenue in Tampa. This is a three-story garden style apartment complex. The recorded sale price was $5,375,000; however, this included adjacent excess land consisting of 2.7 acres. The excess land was valued by the buyer at $125,000. Deducting the excess land results in an adjusted sale price of $5,250,000. This complex was in average condition at the time of sale. Water, sewer and electric are paid by the tenant.

--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]

                             COMPARABLE SALE NO. 6
                                 HIDDEN PALMS


Address:            14555 Bruce B. Downs Boulevard, Tampa, Florida

Section/
Township/Range:     04/28/19 (Hillsborough County)

Date of Sale:       May 1995

Recorded:           Official Records Book 7758, Page 0229

Sales Price:        $8,400,100

Financing:          Cash to seller.

Grantor:            Hidden Palms Association

Grantee:            Hidden Palms Realty Corporation, Inc.

--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 6 (CONTD.)
                    ---------------------------------------

Improvement Data:        Garden apartment complex featuring 15 two story
                         apartment buildings comprising a total of 196,164
                         square feet of rentable area. The buildings are of wood
                         frame construction with a painted stucco exterior.
                         Interior amenities include fully equipped kitchens,
                         washer/dryer connections, wall to wall carpeting,
                         screened-in patio, ceiling fans, and vaulted ceilings
                         on top floor units. Exterior amenities include
                         clubhouse with fitness center, swimming pool, two
                         jacuzzis, two laundry rooms and picnic areas. Roadways
                         and parking areas are concrete and generally in average
                         condition.

Year Built:              1987

No. of Units:            256

Average Unit Size:       766 SF

Unit Mix:                No.                 BR/BA               S..F
                         --                  -----               ----
                         132                 1/1                  650
                          52                 1/1                  735
                          24                 2/1                  862
                          30                 2/2                1,030
                          18                 2/2                1,142

Financial Information:   Gross Income        $1,569,700
                         Vacancy             $  109,900
                         EGI                 $1,459,800
                         Expenses            $  710,400
                         NOI                 $  749,400

Units of Comparison:     Price/SF            $42.82
                         Price/Room          $   10,000
                         Price/Unit          $   32,813
                         GRM                 5.4
                         EGIM                5.75
                         OAR                 8.9%

--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 6 (CONT'D)
                    ---------------------------------------

Comments:      Hidden Palms is a 256 unit apartment complex located in the vicinity of the University of South Florida, with exposure to Bruce B. Downs Boulevard and points of access along both Skipper
               Road (main entrance) and 37/th/ Avenue (2/nd/ entrance). The tenant population includes 40%-50% students. Each apartment is separately metered for water/sewer and tenants pay for these services directly. Maintenance and general appearance of the property is considered average. There were no known items of deferred maintenance at the time of sale. Financial data is based on actual income/expenses. The property was originally listed for sale at $9,200,000.

--------------------------------------------------------------------------------

                             [PHOTO APPEARS HERE]


                             COMPARABLE SALE NO. 7
                                 LAKEWOOD PLACE

Address:            350 Lakewood Drive, Brandon, Florida

Section/
Township/Range:     21/29/20 (Hillsborough County)

Date of Sale:       March 1994

Recorded:           Official Records Book 7319, Page 0482

Sales Price:        $12,000,000

Financing:          Cash sale

Grantor:            Lakewood Partners Limited

Grantee:            Union Dominion Realty Trust

--------------------------------------------------------------------------------


                    IMPROVED COMPARABLE SALE NO. 7 (CONTD.)
                    ---------------------------------------

Improvement Data:        This project consists of 346 units, housed in 23 two-
                         story frame structures with vinyl lap siding and
                         painted stucco exteriors. This property contains
                         271,756 square feet of rentable area. Interior
                         amenities include washer/dryer hook-ups, screened
                         balcony/patio, cable television, and designer kitchens
                         with frost-free refrigerator with ice maker, microwave,
                         and European cabinetry. Exterior amenities include two
                         swimming pools, Jacuzzi, two lighted racquetball
                         courts, two lighted tennis courts, and fitness room.

Year Built:              1987

No. of Units:            346

Average Unit Size:       785 SF

Unit Mix:                No.                 BR/BA               S..F
                         ---                 -----               ----

                          40                 1/1                 544
                          90                 1/1                 618
                          48                 2/1                 833
                         168                 2/2                 919

Financial Information:   Gross Income        $2,090,304
                         Vacancy             $  104,515
                         EGI                 $1,985,789
                         Expenses            $  881,527
                         NOI                 $1,104,262

Units of Comparison:     Price/SF            $    44.16
                         Price/Room          $    9,569
                         Price/Unit          $   34,682
                         GRM                        N/A
                         EGIM                      6.04
                         OAR                        9.2%

--------------------------------------------------------------------------------

                    IMPROVED COMPARABLE SALE NO. 7 (CONT'D)
                    ---------------------------------------

Comments:      Lakewood Place is located on the west side of Lakewood Drive approximately one quarter mile north of S.R. 60 in Brandon. The property was in average condition at the time of sale. The rents were structured such that the tenants pay water and sewer. This sale reflected operating expenses of $3.24 per square foot of rentable building area and $2,548 per rental apartment unit. The financial data does not include reserves.

--------------------------------------------------------------------------------

In comparing the comparable sales data as set out herein to the subject, primary weight and emphasis has been placed upon the effective gross income multiplier indication of value. The application of the effective gross income multiplier enables Appraisers to make no subjective adjustments for items such as location, unit mix, etc., since their impacts upon the comparable sale are reflected within the multipliers. In addition, this unit of comparison is most applicable when comparing the subject property to the comparable sales, since it inherently adjusts for differences in vacancy and collection loss levels. Therefore, the effective gross income multiplier is considered to be the most applicable unit of comparison when estimating the market value of the subject property via the Market Approach to value.

The effective gross income multipliers reflected by the seven sales analyzed herein have been summarized as follows:

          Sale 1         5.10
          Sale 2         5.50
          Sale 3         5.91
          Sale 4         5.51
          Sale 5         5.03
          Sale 6         5.75
          Sale 7         6.04

All of the sales involve large modern, attractive, rental apartment communities which represent a good sampling of the apartment market. Each of these seven sales has been considered when estimating the effective gross income multiplier to be utilized in this Market Approach to value. The Appraiser has given more consideration to the multipliers that remain after eliminating the two extreme low multipliers and the extreme high multiplier. The four remaining multipliers range from 5.5 to 5.91.

An effective gross income multiplier of 5.80 has been selected when estimating the current market value of the subject property via the Market Approach. This rate selection recognizes the project's location, quality, unit mix and amenity levels. In addition, at the subject property sewer and water expenses are paid by the tenant, resulting in lower operating expenses than those reflected from most of the comparable sales. The potential gross income for the subject property has previously been estimated within the Income Approach to value at $1,667,264. From this figure the stabilized vacancy and collection loss estimate of 7.5% of potential gross income or $125,045 has been subtracted resulting in an effective gross income estimate for the subject property of $1,542,219. Multiplying this effective gross income estimate times a multiplier of 5.80 produces a value indication via the Market Approach of $8,944,870. This figure has been rounded slightly to $8,945,000. From this value indication of $8,945,000 it is necessary to subtract $315,000 of estimated deferred maintenance, which results in an "as is" value indication for the subject property of $8,630,000.

--------------------------------------------------------------------------------

                                  CORRELATION

--------------------------------------------------------------------------------

The market value of the subject property has been analyzed through the application of the Cost, Income and Market Approaches to value. These three approaches to value have produced the following value indications for the subject property:

                    COST APPROACH                 $8,449,000

                    INCOME APPROACH               $8,250,000

                    MARKET APPROACH               $8,630,000

The three approaches to value, as utilized herein, reflect a relatively narrow range of values for the subject property. Summary comments pertaining to each value indication are provided as follows:

Cost Approach:
-------------

The Cost Approach to value, as developed herein, was based upon cost data available from published national sources relating to multifamily construction projects in the Florida market place, coupled with comparable land sales data. The subject property is significantly impacted by external obsolescence and limited recent land sales data is available within the subject market area. In correlating the value estimate for the subject property, little consideration has been given to the Cost Approach. This is due to the significant amounts of external obsolescence impacting the property, as well as the lack of recent comparable land sales within the subject's immediate market. As a result, the value indication reflected by the Cost Approach is subject to weakness.

Income Approach:
---------------

The Income Approach to value has produced a value indication for the subject property of $8,250,000. The Income Approach to value appears to be well supported with each of its primary components being documented by market activity. Rent comparables were obtained on other very similar rental apartment properties within the subject market area. Market data pertaining to occupancy rates and rent concessions were also derived from the comparable properties. Operating expenses were estimated by giving consideration to a number of sources including the subject's actual expenses, published expense data, independent estimates prepared by the Appraiser and comparables from the market place. The resulting net operating income was capitalized into an indication of value based upon a review of overall capitalization rates obtained from the market.

CORRELATION: (CONT'D.)
--------------------------------------------------------------------------------

The Income Approach to value is considered to be a well documented analysis of the subject property which has provided a strong indication of value that was based on the subject property's income producing characteristics. The Income Approach to value is very important as a tool to estimate the value of the subject property, since buyers and sellers in the market employ a similar analytical technique in establishing purchase prices and values.

Market Approach:
---------------

Good sales data was obtained involving comparable properties within the market. Seven sales of similar apartment developments within the Tampa/St. Petersburg Metropolitan Area were reviewed which were considered to provide a good indication of market value for the subject property. Therefore, recognizing the good market data which was available for utilization within the Market Approach, this approach to value has been heavily weighted when estimating a correlated value for the subject property.

Summary Comments and Conclusions:
--------------------------------

The Cost Approach to value is generally well supported with adequate data being available to develop replacement cost and depreciation estimates. However, the subject is significantly effected by external obsolescence and limited land sales data was available upon which to estimate the land value of the subject site. The Cost Approach to value has produced a value indication at the middle of the range reflected by the three approaches reviewed herein, but has ultimately been given little consideration when correlating a value estimate for the subject property.

Both the Income and Market Approaches to value appear well supported and good market data was available for utilization when developing these approaches to value. In addition, both of these approaches are currently considered by most buyers and sellers to be most relevant when analyzing or valuing income producing properties like the subject. Therefore, these approaches to value have been given equal weight and consideration when estimating a correlated market value for the subject property.

Based upon this data, it was the Appraiser's opinion that the market value of the subject property, based upon market conditions existing on January 22, 1998, and subject to the limiting conditions and contingencies set out herein, was:

               EIGHT MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS

                                 ($8,450,000)

-----------------------------------------------------------------------------

                          DEFINITION OF MARKET VALUE

-----------------------------------------------------------------------------

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

SOURCE: Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation.

-------------------------------------------------------------------------------

                       DEFINITION OF HIGHEST AND BEST USE

-------------------------------------------------------------------------------

The reasonably probable and legal use of vacant land or an improved property which is physically possible, appropriately supported, financially feasible and that results in the highest value.

SOURCE: The Appraisal of Real Estate, Ninth Edition, published by The American Institute of Real Estate Appraisers (1987).

-------------------------------------------------------------------------------

                      LIMITING CONDITIONS AND ASSUMPTIONS

-------------------------------------------------------------------------------

In rendering our opinions, we have made certain assumptions and our opinions are conditioned upon and are subject to certain qualifications including, without limitation, the following:

INFORMATION USED:

No responsibility is assumed for accuracy of information furnished by or from others, including the client, its officers and employees, or public records. We are not liable for such information or the work of contractors, subcontractors and engineers. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction; all are considered appropriate for inclusion to the best of our factual judgment and knowledge.

LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL OR MECHANICAL NATURE, HIDDEN COMPONENTS, SOIL:

No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical or engineering nature. No opinion is rendered as to the legal nature or condition of the title to the property, which is presumed to be good and marketable. The property is appraised assuming it is free and clear of all mortgages, liens or encumbrances, unless otherwise stated in particular parts of the report.

The legal description is presumed to be correct, but we have not confirmed same by survey or otherwise. We assume no responsibility for the survey, or for encroachments or overlapping or other discrepancies that might be revealed thereby.

We have inspected as far as possible, by observation, the land and the improvements thereon; however, it was not possible to personally observe conditions beneath the soil or hidden structural, or other components, or any mechanical components within the improvements; as a result, no representation is made herein as to such matters unless otherwise specifically stated. The estimated market value considers there being no such conditions that would cause a loss of value. We do not warrant against the occurrence of problems arising from soil conditions.

This appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil or structures which would render it more or less valuable. No responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and the status of same to be standard for properties of the subject type. The condition of the heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgment is made as to adequacy of insulation or energy efficiency of the improvements or equipment.

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LIMITING CONDITIONS AND ASSUMPTIONS: (CONT'D.)
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Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the Appraiser. The Appraiser has no knowledge of the existence of such materials on or in the property. The Appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

LEGALITY OF USE:

The appraisal is based on the premise that: (i) there is or will be full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; (ii) that all applicable zoning, building and use regulations and restrictions of all types have been or will be complied with unless otherwise stated in the report; and
(iii) it is assumed that all required licenses, consents, permits or other legislative or administrative authority, whether local, state, federal and/or private, have been or can be obtained or renewed for the use intended and considered in the value estimate.

COMPONENT VALUES:

The distribution of the total valuation in this report between land and improvements applies only under the proposed program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.

A report related to an estate that is less than the whole fee simple estate applies only to the fractional interest involved. The value of this fractional interest plus the value of all other fractional interests may or may not equal the value of the entire fee simple estate considered as a whole.

A report related to a geographical portion of a larger property applies only to such geographical portion and should not be considered as applying with equal validity to other portions of the larger property or tract. The value for such geographical portions plus the value of all other geographical portions may or may not equal the value of the entire property or tract considered as an entity.

AUXILIARY AND RELATED STUDIES:

No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made by us unless otherwise specified in our agreement for services or in this report. We reserve the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates or conclusions upon any subsequent such study or analysis or previous study or analysis subsequently becoming known to us.

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LIMITING CONDITIONS AND ASSUMPTIONS: (CONT'D.)
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DOLLAR VALUES, PURCHASING POWER:

The value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the United States dollar as of the date of the value estimate.

INCLUSIONS:

Furnishings and equipment or business operations except as otherwise specifically indicated have been disregarded with only the real estate being considered.

PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purposes of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by us. In cases of proposed construction, the report is subject to change upon inspection of property after construction is completed. This estimate of value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

The estimated value is subject to change with market changes over time; value is highly related to interest rates, exposure, time, promotional effort, supply and demand, terms for sale, motivation and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The estimate of value in this report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

In the event this appraisal includes the capitalization of income, the estimate of value is a reflection of such benefits and our interpretation of income and yields and other factors which were derived from general and specific market information. Such estimates are as of the date of the estimate of value. As a result, they are thus subject to change as the market is dynamic and may naturally change over time.

SALES HISTORY:

The Appraisers have not reviewed an abstract of title relating to the subject property. The sales history data, as set out within the report relating to the subject property, is therefore subject to review by legal counsel and to the review of a current abstract by the Appraisers.

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LIMITING CONDITIONS AND ASSUMPTIONS: (CONT'D.)
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MANAGEMENT OF THE PROPERTY:

It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management.

CONFIDENTIALITY:

We are not entitled to divulge the material (evaluation) contents of this report, analytical findings or conclusions, or give a copy of this report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

All conclusions and opinions concerning the analysis as set forth herein were prepared by the Appraiser(s) whose signature appears. No change of any item in the report shall be made by anyone other than the Appraiser, and the Appraiser and firm shall have no responsibility if any such unauthorized change is made.

Wherever our opinion herein with respect to the existence or absence of facts is qualified by the phrase or phrases "to the best of our knowledge", "it appears" or "indicated", it is intended to indicate that during the course of our review and investigation of the property, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts.

COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

Possession of this report or any copy thereof does not carry with it the right of publication, nor may it be used for other than its intended use; the physical report(s) remain the property of the firm for the use of the client, the fee being for the analytical services only. This report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of an officer of the firm and then only in its entirety.

Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without our prior written consent and approval, nor may any reference be made in such a public communication to the Appraisal Institute or the S.R.A., S.R.P.A., S.R.E.A., R.M., or M.A.I., designations.

TRADE SECRETS:

This appraisal was obtained from Consortium Appraisal, Inc. and consists of "trade secrets and commercial or financial information" which is privileged and confidential. Notify the Appraiser(s) signing the report or an officer of Consortium Appraisal, Inc., of any request to reproduce this appraisal in whole or part.

AUTHENTIC COPIES:

The authentic copies of this report are bound with a clear cover and a blue back. The signature page of the report should bear a raised seal on or near the signature block. Any copy that does not have this binding and seal is unauthorized and may have been altered.

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LIMITING CONDITIONS AND ASSUMPTIONS: (CONT'D.)
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EXHIBITS:

The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos.

TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The Appraiser(s) or those assisting in preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

LIMIT OF LIABILITY:

Liability of the firm and employees is limited to the fee collected for preparation of the appraisal. There is no accountability or liability to any third party.

FEE:

The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

Acceptance of, and/or Use of, This Appraisal Report Constitutes Acceptance of The Above Conditions.

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                                   EXHIBITS

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                                      120

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                        QUALIFICATIONS OF THE APPRAISER

--------------------------------------------------------------------------------

NAME:

Philip F. Wood

BUSINESS ADDRESS:

Consortium Appraisal, Inc.
Post Office Drawer 2129
Winter Park, Florida 32790

GENERAL EDUCATION:

Bachelor of Science Degree in Business Administration
Florida State University, Tallahassee, Florida, 1970

APPRAISAL EDUCATION:

Completed the following courses under the direction of the American Institute of Real Estate Appraisers:

     Course 1-A -   R/E Appraisal Principles & Practices
     Course 1-B -   Capitalization Techniques in Real Estate Appraising
     Course 2   -   Urban Properties
     Course 4   -   Condemnation

Completed the following course under the direction of the Society of Real Estate
Appraisers:

     Course 201 -   Income Property Analysis

APPRAISAL EXPERIENCE:

Staff Appraiser with the Florida Department of Transportation from August 1970 to August 1973

Real Estate Appraiser and Consultant from 1973 to present. A corporate partner in Consortium Appraisal, Inc. Vice President of The Real Estate Consortium, Inc.

QUALIFICATIONS OF THE APPRAISER / PHILIP F. WOOD:  (CONT'D.)
--------------------------------------------------------------------------------

Qualified Expert Witness in condemnation testimony in Orange, Seminole, Osceola and Broward Counties.

Engaged exclusively in the appraisal of real estate. Completed appraisals on residential, commercial, industrial, agricultural, acreage, air rights and special purpose properties with additional experience in lease analysis, condemnation appraising and testimony and income evaluation.

Presently holds a Real Estate Broker license in the State of Florida.

PROFESSIONAL DESIGNATIONS:


Member of the Appraisal Institute holding the designation of MAI, Certificate #5942; also holding the designation SRPA, Senior Real Property Appraiser.

State-Certified General Real Estate Appraiser
Florida License Number 0000777

RECERTIFICATION:


The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAI's and RM's who meet the minimum standards of this program are awarded periodic educational certification. Philip F. Wood is certified under this program through December, 1997.

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                        QUALIFICATIONS OF THE APPRAISER

--------------------------------------------------------------------------------

NAME:


Charles B. Byrd

BUSINESS ADDRESS:


Consortium Appraisal, Inc.
Post Office Drawer 2129
Winter Park, Florida  32790

CERTIFICATION & LICENSURE:


State-Certified General Real Estate Appraiser
Florida License Number 0000908

EDUCATION:


Bachelor of Science Degree, Agricultural Economics with Real Estate Option, Brigham Young University, Provo, Utah

APPRAISAL EDUCATION:


Sponsor:  American Institute of Real Estate Appraisers

Completed:

     Course 1A1     -    Real Estate Appraisal Principles
     Course 1A2     -    Basic Valuation Procedures
     Course 8-2     -    Residential Valuation
     Course 1BA     -    Capitalization Theory and Techniques, Part A
     Course 1BB     -    Capitalization Theory and Techniques, Part B
     Course 2-3     -    Standards of Professional Practice
     Course 2-1     -    Case Studies in Real Estate Valuation
     Course 2-2     -    Valuation Analysis and Report Writing

APPRAISAL EXPERIENCE:


Real Estate Appraiser 1983 to present
Engaged in the appraisal of residential, commercial and industrial properties